EXHIBIT 4.15

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                                CREDIT AGREEMENT

                                     among


                                 TRACOR, INC.,


                                 VARIOUS BANKS,


                        CREDIT LYONNAIS NEW YORK BRANCH,



                      THE FIRST NATIONAL BANK OF CHICAGO,


                                      and


                WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                                  as CO-AGENTS


                                      and


                             BANKERS TRUST COMPANY,
                                    as AGENT

                      ---------------------------------


                           Dated as of March 14, 1997

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                               TABLE OF CONTENTS




                                                                                                                     Page
                                                                                                                     ----

SECTION  1.    Amount and Terms of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.01  The Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.02  Minimum Amount of Each Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.03  Notice of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.04  Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.05  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.06  Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.07  Pro Rata Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.08  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.09  Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.10  Increased Costs, Illegality, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.11  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         1.12  Change of Lending Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         1.13  Replacement of Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION  2.    Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.01  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.02  Minimum Stated Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.03  Letter of Credit Requests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.04  Letter of Credit Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.05  Agreement to Repay Letter of Credit Drawings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.06  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.07  Special Provisions Regarding the Existing CoreStates Letters of Credit . . . . . . . . . . . . . . . .  20

SECTION  3.    Fees; Reductions of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.01  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.02  Voluntary Termination of Unutilized Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.03  Mandatory Reduction of Revolving Loan Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . .  22






                                      (i)



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SECTION  4.    Prepayments; Payments; Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.01  Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.02  Mandatory Repayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.03  Method and Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.04  Net Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION  5.    Conditions Precedent to the Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.01  Execution of Agreement; Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.02  Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.03  Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.04  Corporate Documents; Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.05  Debt Agreements; Tax Sharing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.06  Issuance of the New Senior Subordinated Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.07  Pledge Agreement, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.08  Subsidiaries Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.09  Adverse Change, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.10  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.11  Fees, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.12  Solvency Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.13  Consent Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.14  Existing Credit Agreement; etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.15  Pro Forma Balance Sheet and Income Statements; Projections; Pro Forma Financial Statements;
                    Financial Officer's Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.16  Existing Senior Subordinated Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.17  Existing Senior Subordinated Notes Tender Offer and Existing Senior Subordinated Notes Consent
                    Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION  6.    Conditions Precedent to All Credit Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.01  Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.02  No Default; Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.03  Notice of Borrowing; Letter of Credit Requests . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION  7.    Representations, Warranties and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.01  Corporate Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.02  Corporate Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.03  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.04  Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37






                                      (ii)




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         7.05  Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.  . . . . . . . .  37
         7.06  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.07  True and Complete Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.08  Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.09  Tax Returns and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.10  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.11  The Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.12  Representations and Warranties in Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.13  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.14  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.15  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.16  Compliance with Statutes, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.17  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.18  Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.19  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.20  Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.21  Patents, Licenses, Franchises and Formulas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.22  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.23  Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.24  Existing Senior Subordinated Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.25  Restrictions on or Relating to Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.26  Debarment or Suspension  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION  8.    Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.01  Information Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.02  Books, Records and Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.03  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.04  Corporate Franchises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.05  Compliance with Statutes, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.06  Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.07  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.08  End of Fiscal Years; Fiscal Quarters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.09  Performance of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.10  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.11  Permitted Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.12  Existing Senior Subordinated Notes Tender Offer and Existing Senior Subordinated Notes Consent
                    Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.13  Foreign Subsidiaries Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55






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SECTION  9.    Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.01  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.  . . . . . . . . . . . . . . . . . . . . . . .  58
         9.03  Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.04  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.05  Advances, Investments and Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.06  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.07  Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.08  Minimum Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.09  Maximum Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.10  Minimum Consolidated Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.11  Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate
                    of Incorporation, By-Laws and Certain Other Agreements; etc.  . . . . . . . . . . . . . . . . . .  66
         9.12  Limitation on Certain Restrictions on Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.13  Limitation on Issuance of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.14  Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.15  Limitation on Creation of Subsidiaries and Entering into Partnerships and Joint Ventures . . . . . . .  67

SECTION  10.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         10.01  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         10.02  Representations, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         10.03  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         10.04  Default Under Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         10.05  Bankruptcy, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         10.06  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.07  Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.08  Subsidiaries Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.09  Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         10.10  Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         10.11  Debarment or Suspension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

SECTION  11.    Definitions and Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.01  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

SECTION  12.    The Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         12.01  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         12.02  Nature of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96






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         12.03  Lack of Reliance on the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         12.04  Certain Rights of the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         12.05  Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         12.06  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         12.07  The Agent in Its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         12.08  Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         12.09  Resignation by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

SECTION  13.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         13.01  Payment of Expenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         13.02  Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         13.03  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         13.04  Benefit of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         13.05  No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         13.06  Payments Pro Rata . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         13.07  Calculations; Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . 104
         13.09  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         13.10  Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         13.11  Headings Descriptive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         13.12  Amendment or Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         13.13  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         13.14  Domicile of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         13.15  Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         13.16  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         13.17  Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109





                                      (v)

SCHEDULE I                   Commitments
SCHEDULE II                  Existing Letters of Credit
SCHEDULE III                 Subsidiaries
SCHEDULE IV                  Environmental Matters
SCHEDULE V                   Existing Indebtedness
SCHEDULE VI                  Insurance
SCHEDULE VII                 Existing Liens
SCHEDULE VIII                Tax Matters



EXHIBIT A                    Form of Notice of Borrowing
EXHIBIT B-1                  Form of Revolving Note
EXHIBIT B-2                  Form of Swingline Note
EXHIBIT C                    Form of Letter of Credit Request
EXHIBIT D                    Form of Section 4.04(b)(iii) Certificate
EXHIBIT E-1                  Form of Opinion of Winstead, Sechrest & Minick
EXHIBIT E-2                  Form of Opinion of Brown & Wood
EXHIBIT E-3                  Form of Opinion of Russell E. Painton, Esq.
EXHIBIT F                    Form of Officers' Certificate
EXHIBIT G                    Form of Pledge Agreement
EXHIBIT H                    Form of Subsidiaries Guaranty
EXHIBIT I                    Form of Solvency Certificate
EXHIBIT J                    Form of Consent Letter
EXHIBIT K                    Form of Assignment and Assumption Agreement






                                     (vi)





         CREDIT AGREEMENT, dated as of March 14, 1997, among TRACOR, INC., a Delaware corporation (the "Borrower"), the Banks party hereto from time to time, CREDIT LYONNAIS NEW YORK BRANCH, THE FIRST NATIONAL BANK OF CHICAGO and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as Co-Agents, and BANKERS TRUST COMPANY, as Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                             W I T N E S S E T H :


         WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facility provided for herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1.  Amount and Terms of Credit.

         1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time on and after the Effective Date and prior to the Final Maturity Date, to make a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding and (II) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Available Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (I) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans)




then outstanding and (II) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Total Available Revolving Loan Commitment at such time.

         (b) Subject to and upon the terms and conditions set forth herein, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the Total Available Revolving Loan Commitment then in effect and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks.

         (c) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be repaid with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks pro rata based on each Bank's Adjusted Percentage, and the proceeds of such Mandatory Borrowing shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the immediately preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in
Section 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Bank (other than
BTCo) hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from BTCo (without recourse or warranty) such participations in the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages, provided that (x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the Bank purchasing same from and after such date and (y) at the time that any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to BTCo interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Base Rate Loans hereunder for each day thereafter.

         1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of any Loans hereunder shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

         1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Revolving Loans hereunder (excluding Borrowings of Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrower shall give the Agent at its Notice Office at least one Business Day's prior notice of each Base Rate Loan and at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day in the case of Eurodollar Loans and 2:00 p.m. (New York time) on such day in the case of Base Rate Loans. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day) and whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

         (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give BTCo not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and
(y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

         (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(c).

         (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder in respect of a Borrowing of Swingline Loans, BTCo may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by BTCo in good faith to be from the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower. In each such case, the Borrower hereby waives the right to dispute BTCo's record of the terms of such telephonic notice.

         1.04 Disbursement of Funds. No later than 2:00 p.m. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 p.m. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 noon (New York time) on the date specified in Section 1.01(c)), each Bank will make available its pro rata portion of each such Borrowing requested to be made on such date (or, in the case of Swingline Loans, BTCo will make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks no later than 2:00 p.m. (New York time) on such day (other than in respect of Mandatory Borrowings). Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to
(i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

         1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (the "Swingline Note").

         (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or, if issued after the termination of the Total Revolving Loan Commitment, be in a stated principal amount equal to the outstanding Revolving Loans of such Bank at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to BTCo or its registered assigns and be dated the Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date,
(v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation (or any error in such notation) shall not affect the Borrower's obligations in respect of such Loans.

         1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of the Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office prior to (x) 12:00 Noon (New York time) at least three Business Days' prior notice (in the case of conversions into Eurodollar Loans) and (y) 2:00 p.m. (New York time) at least one Business Day's prior notice (in the case of conversions into Base Rate Loans) (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing(s) pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted.

         1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Revolving Loan Commitments, provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks pro rata on the basis of their Adjusted Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

         1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion thereof to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

         (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion thereof to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Eurodollar Margin plus the Eurodollar Rate for such Interest Period.

         (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

         (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment (on the amount repaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

         1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

              (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

             (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

             (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

              (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

              (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond any date upon which a mandatory prepayment of Revolving Loans is required to be made under
         Section 4.02(a), as a result of reductions to the Total Revolving Loan Commitment pursuant to Section 3.03(b), unless the aggregate principal amount of Revolving Loans which are maintained as Base Rate Loans or which have Interest Periods which will expire on or before such date will be sufficient to make such required payment; and

             (vii) no Interest Period shall be selected which extends beyond the Final Maturity Date.

         If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

         1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

           (ii) at any time, that such Bank shall incur actual increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market (excluding, however, differences in a Bank's cost of funds from those of BTCo which are solely the result of credit differences between such Bank and BTCo); or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having the force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, within 10 days following written demand therefor (which may be no more often than monthly), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to Section 1.10(a)(ii) or
(iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one

Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

         (c) If at any time after the date of this Agreement any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, within 10 days following its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

         1.11 Compensation. The Borrower shall compensate each Bank, within 10 days following its written request (which request shall set forth the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on the date specified in the notice of prepayment given by the Borrower in respect of such Eurodollar Loans; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

         1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section
1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

         1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings,
(y) if any Bank refuses to consent to any proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 13.12(b) or (z) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause
(y), no Default or Event of Default will exist immediately after giving effect to the respective replacement), to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be required to be reasonably acceptable to the Agent, provided that:

            (i) at the time of any replacement pursuant to this Section 1.13, the Replaced Bank and the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Revolving Loan Commitment and outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) the respective Issuing Bank or Banks an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) BTCo an amount equal to such Replaced Bank's Adjusted Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

           (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

         Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Agent pursuant to Section
13.17 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Note or Revolving Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank and (y) the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

         SECTION 2.Letters of Credit.

         2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request any Issuing Bank to issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, (i) for the account of the Borrower (including the account of the Borrower acting on behalf of any of its Subsidiaries) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank and acceptable to the Borrower (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (ii) for the account of the Borrower (including the account of the Borrower acting on behalf of any of its Subsidiaries) and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable sight commercial letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank and acceptable to the Borrower (each such commercial letter of credit, a "Trade Letter of Credit" and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries.

         (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank hereby agrees that it will, at any time and from time to time on or after the Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit
(x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or an Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of sellers of goods as referenced in Section 2.01(a), provided that no Issuing Bank shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date of this Agreement and which such Issuing Bank in good faith deems material to it; or

           (ii) such Issuing Bank shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

         (c) Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed, when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Adjusted Total Available Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) (A) in the case of Standby Letters of Credit, the date which occurs 12 months (or such longer period as may be acceptable to the respective Issuing Bank in its sole discretion) after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months (or such longer period, as the case may be), but not beyond the fifth Business Day preceding the Final Maturity Date, on the same terms or, if different, on terms acceptable to the Issuing Bank thereof) and (B) in the case of Trade Letters of Credit, the date which occurs 180 days after the date of issuance thereof or (y) five Business Days prior to the Final Maturity Date (or, in the case of a negotiable Trade Letter of Credit, the 30th day prior to the Final Maturity Date). Each Letter of Credit issued hereunder shall be denominated in Dollars.

         (d) Schedule II contains a description of all letters of credit which were issued pursuant to the Existing Credit Agreement and which are to remain outstanding on the Effective Date (each such letter of credit (including the Existing CoreStates IRB Letter of Credit), an "Existing Letter of Credit"). Each such Existing Letter of Credit shall constitute a Letter of Credit for all purposes of this Agreement and shall, for purposes of Sections 2.04 and 3.01, be deemed issued on the Effective Date.

         2.02 Minimum Stated Amount. The initial Stated Amount of each Letter of Credit shall be not less than $25,000 or such lesser amount as is acceptable to the respective Issuing Bank.

         2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the respective Issuing Bank at least three Business Days' (or two Business Days' in the case of Trade Letters of Credit to be issued after the time at which the respective Issuing Bank and the Borrower agree on a standard form of Trade Letter of Credit to be utilized hereunder, or, in each case such shorter period as is acceptable to the respective Issuing Bank in any given case) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

         (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in
Section 5 or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c) or any other provision of this Agreement, then such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of any Standby Letter of Credit, such Issuing Bank shall promptly notify each Bank of such issuance, which notice shall be accompanied by a copy of the Standby Letter of Credit actually issued. In addition, each Issuing Bank agrees to notify the Agent in writing on the first Business Day of each week of the daily aggregate Stated Amount of each Letter of Credit issued by such Issuing Bank for the immediately preceding week.

         2.04 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04(a), a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.
Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or 13.04(b) or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating to Letters of Credit, there shall be an automatic adjustment to the participations pursuant to this Section 2.04(a) to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

         (b) In determining whether to pay under any Letter of Credit, no Issuing Bank shall have any obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

         (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Agent so notifies, prior to 11:00 a.m. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Agent for the account of such Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to the Agent for the account of such Issuing Bank, such Participant agrees to pay to the Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

         (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Agent and the Agent shall pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

         (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

         (f) The obligations of the Participants to make payments to the Agent for the account of each Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

           (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v)  the occurrence of any Default or Event of Default.

         2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Agent in immediately available funds at the Payment Office (or by making the payment directly to the respective Issuing Bank at such location as may otherwise have been agreed upon by the Borrower and such Issuing Bank), for any payment or disbursement made by it under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), on the day immediately succeeding the date the Borrower is notified of such payment or disbursement to the extent the Borrower is notified prior to or by 2:00 p.m. (New York time) (or by 12:00 Noon on the second immediately succeeding Business Day to the extent the Borrower is notified after 2:00 p.m. (New York time)), with interest on the amount so paid or disbursed by such Issuing Bank accruing from the date of such payment or disbursement to, but excluding, the date the Agent was reimbursed by the Borrower at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following notice to the Borrower by the Agent or the respective Issuing Bank of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin plus 2%, in each such case, with interest to be payable on demand, it being understood and agreed, however, that the notice referred to in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section
10.05 shall have occurred and be continuing and, in such case, interest shall accrue on and after the third Business Day after the respective Drawing at the rate provided in the immediately preceding proviso. The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

         (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant), including, without limitation, any defense based upon the failure of any payment or disbursement under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse an Issuing Bank for any wrongful payment made by it under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

         2.06 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles in the United States, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, within 10 days of written demand to the Borrower by any Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this
Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

         2.07 Special Provisions Regarding the Existing CoreStates Letters of Credit. As provided above in this Section 2, on the Effective Date the Existing CoreStates IRB Letter of Credit shall become a Letter of Credit under, and for all purposes of, this Agreement. Except as modified by the provisions of this Section 2, Section 3.01 and as set forth in the respective amendments (or terminations) delivered pursuant to Section 5.06(b) of the Existing Credit Agreement, the provisions of the Existing CoreStates IRB Letter of Credit Reimbursement Agreement shall continue to apply to the Existing CoreStates IRB Letter of Credit. In addition, notwithstanding anything to the contrary contained in the Existing CoreStates Letters of Credit, but solely for purposes of this Agreement, the Borrower (and not TAESI) shall be deemed to be the account party under the Existing CoreStates Letters of Credit.

         SECTION 3.  Fees; Reductions of Commitments.

         3.01 Fees. (a) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from the Effective Date to and including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

         (b) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank (based on its Adjusted Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") from and including the date of issuance of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate equal to the Applicable L/C Percentage on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

         (c) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit, provided, that, in any event the minimum amount of the Facing Fee for each Letter of Credit shall be $500 (it being agreed that, at the time of any termination or expiration of a Letter of Credit, if $500 exceeds the amount of Facing Fees theretofore paid or then accrued with respect to such Letter of Credit, the amount of such excess shall be payable on the next date upon which accrued Facing Fees are otherwise payable with respect to Letters of Credit as provided in the following sentence). Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

         (d) The Borrower agrees to pay to each Issuing Bank with respect to Letters of Credit issued by it upon each drawing under, issuance of, or amendment to, any such Letter of Credit, such amount (including out-of-pocket expenses) as shall at the time of such event be the administrative charge which such Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

         (e) The Borrower agrees to pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

         3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least two Business Days' prior notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank, and (ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted Percentage of the aggregate principal amount of all Swingline Loans then outstanding.

         (b) In the event of any refusal by a Bank to consent to any proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid pursuant to
Section 4.01(b) and such Bank's Adjusted Percentage of any outstanding Letters of Credit are cash collateralized in a manner satisfactory to the Agent and the respective Issuing Banks, in each case concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement, which shall survive as to such repaid Bank.

         3.03 Mandatory Reduction of Revolving Loan Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each
Bank) shall terminate in its entirety on March 31, 1997 unless the Effective Date has occurred on or before such date.

         (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced on the dates set forth below and in the amounts set forth opposite such dates below:



             Date                                    Amount
             ----                                    ------

         February 28, 2000                        $25,000,000
         February 28, 2001                        $50,000,000


         (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than (i) Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such
Section is in effect on the Effective Date and (ii) additional Indebtedness permitted to be incurred by the Borrower or any of its Subsidiaries pursuant to
Section 9.04 as such Section may be modified by the Required Banks from time to time but only to the extent that the Required Banks expressly waive the applicability of this Section 3.03(c) with respect to the incurrence of such additional Indebtedness or expressly permit the proceeds thereof to be used for purposes other than for commitment reductions pursuant to this Section 3.03(c)), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the cash proceeds (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith) of the respective incurrence of Indebtedness.

         (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives proceeds from any sale of assets (including capital stock and securities held thereby, but excluding sales of inventory in the ordinary course of business), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Net Sale Proceeds therefrom, provided, however, that up to $20,000,000 of such Net Sale Proceeds received in any fiscal year of the Borrower may be retained by the Borrower or such Subsidiary without any requirement to reduce the Total Revolving Loan Commitment as provided above in this Section 3.03(d).

         (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, within 10 Business Days following each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event), provided that so long as no Default or Event of Default then exists, and such proceeds from such Recovery Event do not exceed $25,000,000 (or, if such proceeds exceed $25,000,000, the first $25,000,000 of such proceeds), such proceeds shall not give rise to a reduction to the Total Revolving Loan Commitment on such date to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that the Borrower or such Subsidiary shall commence actions within one year of such Recovery Event to use such proceeds to replace or restore any properties or assets in respect of which such proceeds were paid and that such replacement or restoration shall be completed within two years following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if the amount of such proceeds exceeds $25,000,000 and so long as no Default or Event of Default then exists, then the Total Revolving Loan Commitment shall be permanently reduced by only the portion of such proceeds in excess of $25,000,000 as provided above in this Section 3.03(e) and with the portion of such proceeds up to $25,000,000 to be applied as provided in the immediately preceding proviso,
(ii) if the Borrower or such Subsidiary shall not have commenced actions within the one year period following the date of such Recovery Event to use such proceeds to replace or restore any properties or assets in respect of which such proceeds were paid, the Total Revolving Loan Commitment shall be permanently reduced on the last of such one year period by the amount of such proceeds and (iii) if all or any portion of such proceeds from such Recovery Event are not so used within the two year period following the date of such Recovery Event, the Total Revolving Loan Commitment shall be permanently reduced on the last day of such two year period by an amount equal to such remaining portion.

         (f) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to permanently reduce the Revolving Loan Commitment of each Bank.

         (g) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

         (h) The Revolving Loan Commitments hereunder may not be terminated or reduced except as expressly provided in Sections 3.02, 3.03 and/or 10.

         SECTION 4.  Prepayments; Payments; Taxes.

         4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Revolving Loans or Swingline Loans, the amount of such prepayment, the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower prior to (x) 2:00 p.m. (New York time) at least one Business Day prior to the date of such prepayment in the case of Revolving Loans maintained as Base Rate Loans, (y) 12:00 Noon (New York time) on the date of such prepayment in the case of Swingline Loans and (z) 12:00 Noon (New York time) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Agent to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $500,000 (or $250,000 in the case of Swingline Loans) and, if greater, shall be in an integral multiple of $50,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) prepayments of Eurodollar Loans made pursuant to this Section 4.01(a) which are made on a day other than the last day of an Interest Period applicable thereto shall be accompanied by any amounts owing pursuant to Section 1.11; and (iv) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

         (b) In the event of any refusal by a Bank to consent to any proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) to repay all Revolving Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (b) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and such Bank's Adjusted Percentage of any outstanding Letters of Credit are cash collateralized in a manner satisfactory to the Agent at such time and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

         4.02 Mandatory Repayments. (a)(i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Available Revolving Loan Commitment as then in effect, the Borrower shall prepay on such date principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans of Non-Defaulting Banks in an aggregate amount equal to such excess. If after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Available Revolving Loan Commitment as then in effect, the Borrower shall pay to the Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the

Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Agent.

         (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Available Revolving Loan Commitment of such Defaulting Bank, the Borrower shall prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

         (b) With respect to each repayment of Revolving Loans required by this Section 4.02, the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

         (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date.

         4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 2:00 p.m. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

         4.04 Net Payments. (a) All payments made by the Borrower hereunder, or by the Borrower under any Note, will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

         (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees (i) in the case of any such Bank that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code and which constitutes a Bank hereunder on the Effective Date, to provide to the Borrower and the Agent on or prior to the Effective Date two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to such Bank's entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, (ii) in the case of any such Bank that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, that, to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.13 or 13.04(b)

(unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable written request of the Borrower or the Agent after the Effective Date, such Bank will provide to the Borrower and the Agent two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank's entitlement to an exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Agreement and under any Note, (iii) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above) which constitutes a Bank hereunder on the Effective Date, to provide to the Borrower and the Agent, on or prior to the Effective Date (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(iii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying to such Bank's entitlement at the date of such certificate (assuming compliance with Section 13.17 as, and to the extent, provided therein) to an exemption from U.S. withholding tax under the provisions of
Section 881(c) of the Code with respect to payments to be made under this Agreement and under any Note and (iv) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above), to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable written request of the Borrower or the Agent after the Effective Date, to provide to the Borrower and the Agent such Section 4.04(b)(iii) Certificate, Internal Revenue Service Form W-8 and/or such other forms as may be required in order to establish the entitlement of such Bank to an exemption from withholding with respect to payments under this Agreement and under any Note. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to the Borrower such forms required to be provided to the Borrower pursuant to the first sentence of this Section 4.04(b) (or to the extent such forms do not establish a complete exemption from such withholding). Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 13.04(b), the Borrower agrees to indemnify each Bank in the manner set forth in Section 4.04(a) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

         (c)  If the Borrower pays any additional amount under this Section
4.04 to a Bank that is organized under the laws of a jurisdiction outside the United States and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its tax liabilities, such Bank shall pay to the Borrower an amount that such Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Bank as a consequence of such refund, reduction or credit. Whether or not a Bank claims any refund or credit shall be in the sole discretion of such Bank. Nothing in this Section 4.04(c) shall require a Bank to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount to the Borrower or to any other party (including, without limitation, any tax return).

         SECTION 5. Conditions Precedent to the Effective Date. The occurrence of the Effective Date pursuant to Section 13.10, is subject to the satisfaction of the following conditions:

         5.01 Execution of Agreement; Notes. On or prior to the Effective Date (i) this Agreement shall have been executed and delivered as provided in
Section 13.10 and (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate Revolving Note and to BTCo the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

         5.02 Officer's Certificate. On the Effective Date, the Agent shall have received a certificate dated the Effective Date signed on behalf of the Borrower by the President, any Executive Vice President or any Vice President of the Borrower stating that all of the conditions in Sections 5.06, 5.09, 5.10, 5.14 (except to the extent that such condition is required to be satisfactory to or determined by the Banks and/or the Agent), 5.17 and 6.02 have been satisfied on such date.

         5.03 Opinions of Counsel. On the Effective Date, the Agent shall have received (i) from Winstead, Sechrest & Minick P.C., counsel to the Borrower, an opinion addressed to the Agent and each of the Banks upon the express instruction of the Borrower and dated the Effective Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request, (ii) from Brown & Wood, special New York counsel to the Borrower, an opinion addressed to the Agent and each of the Banks upon the express instruction of the Borrower covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request, (iii) from Russell E. Painton, Esq., General Counsel to the Borrower, covering the matters set forth on Exhibit E-3 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

         5.04 Corporate Documents; Proceedings. (a) On the Effective Date, the Agent shall have received a certificate from each Credit Party, dated the Effective Date, signed by the President, any Executive Vice President or any Vice President of such Credit Party and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation, By-Laws and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be acceptable to the Agent in its reasonable discretion.

         (b) On the Effective Date, the Agent shall have received bring-down certificates of all Credit Parties stating to the effect that each such Credit Party is in good standing in its respective state of incorporation and in those states where each such Credit Party conducts business.

         (c) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Agent and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

         5.05 Debt Agreements; Tax Sharing Agreement. On or prior to the Effective Date, there shall have been delivered (or made available) to the Agent true and correct copies, certified as true and complete by an appropriate officer of the Borrower, of (i) all agreements evidencing or relating to any Existing Indebtedness in excess of $1,000,000 and (ii) any tax sharing or tax allocation agreements or similar agreements entered into by the Borrower or any of its Subsidiaries with any third Person (collectively, the "Tax Sharing Agreements"); all of which Existing Indebtedness agreements and Tax Sharing Agreement shall be in form and substance satisfactory to the Agent and shall be in full force and effect on the Effective Date.

         5.06 Issuance of the New Senior Subordinated Notes. (a) On or prior to the Effective Date, the Borrower shall have received cash proceeds of at least $244,000,000 from the issuance of the New Senior Subordinated Notes.

         (b) On or prior to the Effective Date, there shall have been delivered to the Banks true and correct copies of all of the New Senior Subordinated Note Documents and all of the terms and conditions of the New Senior Subordinated Note Documents (including, without limitation, amortization, maturities, interest rates, covenants, defaults, limitations on cash interest payable, remedies, sinking fund provisions and subordination provisions) shall be in form and substance satisfactory to the Agent and the Required Banks.

         5.07 Pledge Agreement, etc. (a) On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder all of the Pledged Stock referred to therein, accompanied by executed and undated stock powers, and the Pledge Agreement shall be in full force and effect.

         (b) On or prior to the Effective Date, there shall have been delivered to the Agent certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name the Borrower or any other Credit Party as debtor and that are filed against the Borrower or such other Credit Party, together with copies of such other financing statements (other than financing statements that were delivered under the Existing Credit Agreement) that name the Borrower or any other Credit Party as debtor (none of which shall cover the assets of the Borrower or any such other Credit Party except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing).

         5.08 Subsidiaries Guaranty. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiaries Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

         5.09 Adverse Change, etc. (a) Nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Agent or the Required Banks shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Agent or the Banks, or on the ability of the Borrower or any of the other Credit Parties to perform their respective obligations to the Agent and the Banks or which has, or could reasonably be expected to have, a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

         (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction and the other transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction and the other transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making of the Loans.

         5.10 Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened (i) with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby (including the Transaction), (ii) with respect to any material Indebtedness of the Borrower, or of the Borrower and its Subsidiaries taken as a whole which is to remain outstanding after the Effective Date or (iii) which the Agent or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

         5.11 Fees, etc. On the Effective Date, the Borrower shall have paid to the Agent and the Banks all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Agent and the Banks to the extent then due.

         5.12 Solvency Certificate. On the Effective Date, the Borrower shall cause to be delivered to the Agent (or the Agent shall have received) a certificate from the chief financial officer of the Borrower in the form of
Exhibit I, addressed to the Agent and each of the Banks and dated the Effective Date, supporting the conclusions that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Borrower and its Subsidiaries taken as a whole are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their business and will not have incurred debts beyond their ability to pay such debts as they mature and become due.

         5.13 Consent Letter. On the Effective Date, the Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit J, indicating its consent to its appointment by the Borrower and the other Credit Parties as their agent to receive service of process as specified in Section
13.08 of this Agreement and Section 21 of the Subsidiaries Guaranty.

         5.14 Existing Credit Agreement; etc. (a) On or prior to the Effective Date, the commitments under the Existing Credit Agreement shall have been terminated, all Loans thereunder shall have been repaid in full, together with all accrued and unpaid interest thereon, all accrued and unpaid fees thereunder shall have been paid in full, all letters of credit issued thereunder shall have been terminated or incorporated hereunder as Letters of Credit, and all other amounts then owing pursuant to the Existing Credit Agreement shall have been repaid in full, and the Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.14(a) have been satisfied at such time.

                 (b) On or prior to the Effective Date, all security interests and Liens created under the Existing Credit Agreement and the related security documents on the capital stock of, and assets owned by, the Borrower and its Subsidiaries shall have been terminated and released and the Agent shall have received all such releases as may have been requested by the Agent, which releases shall be in scope, form and substance satisfactory to the Agent.

         5.15 Pro Forma Balance Sheet and Income Statements; Projections; Pro Forma Financial Statements; Financial Officer's Certificates. (a) On or prior to the Effective Date, the Banks shall have received (x) an unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries at December 31, 1996 and (y) an unaudited pro forma consolidated income statement of the Borrower and its Subsidiaries for the period ending December 31, 1996, in each case prepared in accordance with generally accepted accounting principles except as specifically set forth therein (after giving effect to the Transaction, the related financing thereof and the other transactions contemplated hereby and thereby), which pro forma financial statements shall be in form and substance satisfactory to the Agent and Required Banks.

         (b) On or prior to the Effective Date, the Borrower shall have delivered to each Bank:

            (i) projected financial statements for the Borrower and its Subsidiaries for the period from the Effective Date to and including December 31, 2006 (the "Projections"), which Projections (x) shall reflect the forecasted financial condition and income and expenses of the Borrower and its Subsidiaries after giving effect to the Transaction and the related financing thereof and the other transactions contemplated hereby and thereby,
         (y) shall be certified by the chief financial officer of the Borrower and (z) shall be satisfactory in form and substance to the Agent and the Required Banks; and

           (ii) to the extent that the Existing Senior Subordinated Notes Consent Solicitation is not consummated on the Effective Date, the Banks shall have received such calculations and pro forma financial data (including a certificate from the chief financial officer of the Borrower) as shall be reasonably required by the Agent in order for them to determine, pursuant to Section 5.16, that the incurrence of debt contemplated hereunder complies in all respects with the terms of the Existing Senior Subordinated Notes Indentures, all of which shall be in form and substance satisfactory to the Agent and the Required Banks.

         5.16 Existing Senior Subordinated Notes. On or prior to the Effective Date, (i) the Borrower shall have delivered to the Agent such evidence as may be required by the Agent (including, without limitation, evidence demonstrating compliance with the requirements of Section 4.12(a) of each Existing Senior Subordinated Notes Indenture to the extent that the Existing Senior Subordinated Notes Consent Solicitation is not consummated on the Effective Date) to the effect that under the terms of the Existing Senior Subordinated Notes Documents, this Agreement (and only this Agreement) constitutes the "New Bank Credit Facility" (as defined in the Existing Senior Subordinated Notes Indenture), and (ii) the Borrower shall have taken all other action as may be necessary or, in the opinion of the Agent desirable, to ensure that this Agreement is entitled to all the rights and benefits afforded the "New Bank Credit Facility" under the Existing Senior Subordinated Note Indentures (including, without limitation, by delivering to the respective trustees thereunder the notification required by the final sentence of the definition "New Bank Credit Facility" contained therein) and that the issuance of the Notes hereunder, the issuance of the New Senior Subordinated Notes and the Transaction do not conflict with, constitute a default under, or require any consent or approval pursuant to the terms of the Existing Senior Subordinated Note Documents.

         5.17 Existing Senior Subordinated Notes Tender Offer and Existing Senior Subordinated Notes Consent Solicitation. On or prior to the Effective Date, the Borrower shall have commenced the Existing Senior Subordinated Notes Tender Offer and the Existing Senior Subordinated Notes Consent Solicitation, and the Agent shall have received true and correct copies of all Existing Senior Subordinated Notes Tender Offer Documents and all Existing Senior Subordinated Notes Consent Solicitation

Documents and all of the terms and conditions of such Documents shall be in form and substance satisfactory to the Agent and the Required Banks.

         SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans, and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

         6.01  Effective Date.  The Effective Date shall have occurred.

         6.02 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         6.03 Notice of Borrowing; Letter of Credit Requests. (a) Prior to the making of each Revolving Loan, the Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, BTCo shall have received a notice referred to in Section 1.03(b)(i).

         (b) Prior to the issuance of each Letter of Credit, the Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

         The occurrence of the Effective Date and the acceptance of the proceeds or benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Agent and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event are satisfied as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such specified date). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall have been delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance as required in this Agreement.

     SECTION 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Effective Date and each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         7.01 Corporate Status. Each of the Borrower and each Subsidiary of the Borrower (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except for failures to be so qualified which, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         7.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, the contravention of which could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Pledge Agreement) upon any of the property or assets of the Borrower or any Subsidiary of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any Subsidiary of the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any Subsidiary of the Borrower.

         7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Effective Date and which remain in full force and effect on the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

         7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The statements of financial condition of the Borrower at December 31, 1996, and the related statements of income and cash flow and changes in shareholders' equity of the Borrower for the fiscal year ended on such date and furnished to the Banks prior to the Effective Date present fairly the financial condition of the Borrower at the date of such statements of financial condition and the results of the operations of the Borrower for such fiscal year. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since December 31, 1996 (after giving effect to the Transaction), there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         (b) (i) On and as of the Effective Date, after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created or continued by the Borrower and its Subsidiaries in connection therewith, (a) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries taken as a whole will exceed its debts; (b) no Credit Party has incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) each such Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or in other documents delivered to the Agent prior to the Effective Date, there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be materially adverse to the Borrower and its Subsidiaries taken as a whole. As of the Effective Date, the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or in other documents previously delivered to the Agent which, either individually or in the aggregate, would be material to the Borrower and its Subsidiaries taken as a whole.

         (d) On and as of the Effective Date, the Projections delivered pursuant to Section 5.15(b)(i) have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a) (other than as set forth in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Effective Date, the Borrower believed that the Projections were reasonable and attainable.

         7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to the Transaction or any Document, (ii) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (iii) that if determined adversely to the Borrower or its Subsidiaries could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Revolving Loans shall be utilized (i) to finance, in part, the Existing Senior Subordinated Notes Tender Offer and the Existing Senior Subordinated Notes Consent Solicitation, (ii) to finance, in part, the repayment of the Existing Credit Agreement, (iii) to pay fees and expenses incurred in connection with the Transaction and (iv) for the Borrower's and its Subsidiaries' working capital requirements and other general corporate purposes. All proceeds of the Swingline Loans shall be utilized for the Borrower's and its Subsidiaries' working capital requirements and other general corporate purposes.

         (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X.

         7.09 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries. The returns accurately reflect all material liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Except for the liability under the Designated Tax Sharing Agreements, each of the Borrower and each of its Subsidiaries has paid all taxes payable by it other than taxes which are not established, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as disclosed in the financial statements referred to in Section 7.05(a) delivered to the Agent prior to the Effective Date, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Except as disclosed on Schedule VIII, as of the Effective Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has provided, with respect to itself or property held by it, any consent under Section 341 of the Code. Neither the Borrower nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction and the other transactions contemplated hereby.

         7.10 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan within the last three calendar years; no Plan is insolvent under Section 4245 of ERISA or in reorganization under Section 4241 of ERISA; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; neither the Borrower, any Subsidiary of the Borrower nor any ERISA Affiliate has within the last seven calendar years incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
4971 or 4975 of the Code or expects to incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate withdrawal liability under Section 4201 of ERISA of the Borrower, all Subsidiaries of the Borrower and all ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of any Credit Event, would not exceed $500,000; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; neither the Borrower nor any Subsidiary of the Borrower maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

         7.11 The Pledge Agreement. (a) The provisions of the Pledge Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the

Credit Parties in the Collateral described therein, and the Pledge Agreement creates a fully perfected first lien on, and security interest in, all right, title and interest of the Credit Parties, in all of the Collateral described therein, subject to no security interests of any other Person. Each Credit Party has good and marketable title to all Collateral described therein, free and clear of all Liens. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created under the Pledge Agreement.

         7.12 Representations and Warranties in Documents. All representations and warranties of any Credit Party set forth in the Documents were true and correct in all material respects at the time as of which such representations and warranties were made.

         7.13 Properties. The Borrower and each of its Subsidiaries have good title to all properties owned by them, including all property reflected in the balance sheet of the Borrower as referred to in Section 7.05(a) and in the pro forma balance sheet referred to in Section 5.15(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as otherwise permitted by this Agreement), free and clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in the pro forma balance sheet and (ii) Permitted Liens.

         7.14 Capitalization. On the Effective Date, the authorized capital stock of the Borrower shall consist of (i) 53,000,000 shares of common stock, $.01 par value per share, 24,772,691 of which shares were issued and outstanding as of February 27, 1997 and (ii) 1,000,000 shares of preferred stock, $.01 par value per share, no shares of which are issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. Except for Stock Options, the Series A Warrants and the Rights, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

         7.15  Subsidiaries.  On the Effective Date, the Persons listed on
Schedule III are the only Subsidiaries of the Borrower. Schedule III correctly sets forth, as of the Effective Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

         7.16 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         7.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         7.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         7.19 Environmental Matters. (a) Except as disclosed on Schedule IV, the Borrower and each of its Subsidiaries have complied with, and on the date of such Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws.
There are no pending or past or, to the best knowledge of the Borrower after due inquiry, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, on any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

         (b) Except as disclosed on Schedule IV, Hazardous Materials have not been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environ-mental Law. Except as set forth on Schedule IV, there are not any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

         (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         7.20 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         7.21 Patents, Licenses, Franchises and Formulas. Each of the Borrower and its Subsidiaries own all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         7.22 Indebtedness. (a) Schedule V sets forth a true and complete list of all Indebtedness (other than the Obligations, the New Senior Subordinated Notes and the

Existing Senior Subordinated Notes) of the Borrower and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Transaction (all such Indebtedness excluding the Loans, the Letters of Credit, the New Senior Subordinated Notes and the Existing Senior Subordinated Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

         (b) The subordination provisions contained in (x) the New Senior Subordinated Note Indenture and in the New Senior Subordinated Notes and (y) in each of the Existing Senior Subordinated Note Indentures and in the Existing Senior Subordinated Notes, in each case are enforceable against the Borrower and the Subsidiary Guarantors and the holders of the New Senior Subordinated Notes and the Existing Senior Subordinated Notes, and all Obligations and Guaranteed Obligations (as defined in the Subsidiaries Guaranty) are within the definition of "Senior Indebtedness" or "Guarantor Senior Indebtedness", as the case may be, included in such subordination provisions. In addition, this Agreement (and only this Agreement) constitutes the "New Bank Credit Facility" under, and as defined in, the New Senior Subordinated Note Indenture and in each Existing Senior Subordinated Note Indenture.

         7.23 Transaction. At the time of consummation of the Transaction, the Transaction shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the occurrence of any Credit Event or the performance by the Borrower of its obligations under the respective Documents. All actions taken by the Borrower pursuant to or in furtherance of and the consummation of the Transaction have been taken in compliance with the respective Documents and all applicable laws.

         7.24 Existing Senior Subordinated Notes. At the time of consummation thereof, the Existing Senior Subordinated Notes Tender Offer and the Existing Senior Subordinated Notes Consent Solicitation shall have been consummated in accordance with the terms of the respective Documents therefor and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Existing Senior Subordinated Notes Tender Offer and the Existing Senior Subordinated Notes Consent Solicitation shall have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Existing Senior Subordinated Notes Tender Offer and the Existing Senior Subordinated Notes Consent Solicitation. Additionally, there shall not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Existing Senior Subordinated Notes Tender Offer and the Existing Senior Subordinated Notes Consent Solicitation, or the performance by the Borrower and its Subsidiaries of their obligations under the respective Documents therefor and all applicable laws.

         7.25 Restrictions on or Relating to Subsidiaries. There does not exist any encumbrance or restriction on the ability of (a) any Subsidiary of the Borrower to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or to pay any Indebtedness owed to the Borrower or any Subsidiaries of the Borrower, (b) any Subsidiary of the Borrower to make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) the Borrower or any Subsidiaries to transfer any of its properties or assets to the Borrower or any of its Subsidiaries of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law (including, without limitation, any statutory restrictions on the ability to pay dividends), (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting the subletting or assignment of any lease governing the leasehold interest of the Borrower or any of its Subsidiaries, (iv) restrictions existing in the New Senior Subordinated Note Documents and in the Existing Senior Subordinated Note Documents or (v) restrictions existing in the documents governing the terms of the Existing IRB.

         7.26 Debarment or Suspension. No event has occurred or, to the best of the Borrower's knowledge, condition exists, which is likely to result in the debarment or suspension of the Borrower or any of its Subsidiaries from any government contracting to the extent that such debarment or suspension could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         SECTION 8. Affirmative Covenants. The Borrower covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

         8.01 Information Covenants. The Borrower will furnish to the Agent and the Agent shall promptly furnish to each of the Banks:

                  (a) Monthly Reports. Within 45 days after the end of each fiscal month of the Borrower, the consolidated income statement of the Borrower and its Subsidiaries for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding month in the prior fiscal year and the budgeted figures for such fiscal month as set forth in the respective budget delivered pursuant to Section 8.01(e).

                 (b) Quarterly Financial Statements. Within 46 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related (x) consolidated statements of income and retained earnings and (y) consolidated statement of cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of the Borrower, subject to normal year-end audit adjustments.

                 (c) Annual Financial Statements. Within 91 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by independent certified public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, provided that such accountants shall not be liable to any Bank by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

                 (d) Management Letters. Promptly after the Borrower's receipt thereof, a copy of any "management letter" received by the Borrower from its certified public accountants and the management's responses thereto.

                 (e) Budgets. No later than 30 days prior to the commencement of the first day of each fiscal year of the Borrower, a preliminary summary budget for such fiscal year in form satisfactory to the Agent. No later than sixty days after the commencement of the first day of each fiscal year of the Borrower, a final budget in form satisfactory to the Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for (x) each of the twelve months of such fiscal year prepared in detail and (y) each of the two years immediately following such fiscal year prepared in summary form, in each case, of the Borrower and its Subsidiaries, accompanied by the statement of the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby.

                 (f) Officer's Certificates. (i) At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c), a certificate of the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 9.07 through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be.

                 (ii) The Banks hereby acknowledge and agree that, except as otherwise required pursuant to Section 8.11, the Borrower shall only be required to test compliance with Section 9.08 and Section 9.09 as of the last day of any fiscal quarter or year of the Borrower, provided that the Borrower hereby acknowledges and agrees that (x) if it has actual knowledge of any Default or Event of Default under
         Section 9.08 or Section 9.09 at any time it shall give notice thereof to the Banks pursuant to Section 8.01(g)(i) and (y) if the Agent or the Required Banks reasonably believe that the Borrower is in default of

         Section 9.08 or Section 9.09 at any time, the Agent or the Required Banks, as the case may be, may request that the Borrower demonstrate (in which case the Borrower hereby agrees to promptly demonstrate) (in reasonable detail) whether the Borrower is in compliance with Section
         9.08 or Section 9.09, as the case may be, at such time.

                 (g) Notice of Default or Litigation. Promptly upon, and in any event within three Business Days after, an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to any Document and
         (iii) any other event which is likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                 (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness which principal amount equals or exceeds $2,000,000 pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

                 (i) Environmental Matters. Promptly upon, and in any event within three Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole: (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or

         (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event the Borrower shall deliver to the Agent all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Banks with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Banks.

                 (j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Borrower or any of its Subsidiaries as any Bank may reasonably request.

         8.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Subject to the provisions of Section 13.16, the Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may reasonably request in each case subject to the limitations imposed by laws governing the national security of the United States.

         8.03 Insurance. Schedule VI sets forth a complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Effective Date. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all material property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its material property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon reasonable written request, full information as to the insurance carried. At any time that insurance at levels described on Schedule VI is not being maintained by the Borrower or any Subsidiary of the Borrower, the Borrower will notify the Banks in writing within three Business Days thereof and the Borrower or any such Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on Schedule VI to the extent then generally available.

         8.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
Section 8.04 shall (i) prevent sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 9.02 or (ii) require the Borrower to maintain the existence of Tracor Marine, Inc. so long as the provisions of Section 9.02(vi) are satisfied.

         8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         8.06 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to ownership or use of Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

         (b) At the written request of the Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Required Banks, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property, provided that in no event shall such request be made more often than once every two years for any particular Real Property unless either (i) the Obligations have been declared due and payable pursuant to Section 10 or
(ii) the Banks receive notice under Section 8.01(i) for any event for which notice is required to be delivered for any such Real Property. If the Borrower fails to provide the same ninety (90) days after such request was made, the Agent may order the same, and the Borrower shall grant and hereby grants to the Agent and the Banks and their agents access to such Real Property and specifically grants the Agent and the Banks an irrevocable non- exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

         8.07 ERISA. As soon as possible and, in any event, within 20 days after the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower, or the vice president and comptroller of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Borrower, any

Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA. Upon written request therefor, the Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service (other than any Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA). In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any material notices received by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate from the PBGC, the Internal Revenue Service, the Department of Labor or any other federal governmental agency with respect to any Plan shall be delivered to the Banks no later than 20 days after the date such notice has been received by the Borrower or the Subsidiary or the ERISA Affiliate, as applicable.

         8.08  End of Fiscal Years; Fiscal Quarters.  The Borrower will cause
(i) its, and each of its Subsidiaries', fiscal years to end on December 31, and
(ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31.

         8.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not in the aggregate have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

         8.10 Payment of Taxes. The Borrower will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon any of its income or profits, or upon any properties belonging to it, or payable by it pursuant to any Tax Sharing Agreement, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

         8.11 Permitted Acquisitions. (a) Subject to the remaining provisions of this Section 8.11 applicable thereto and the requirements contained in the definition of Permitted Acquisition, the Borrower may from time to time effect Permitted

Acquisitions, so long as (x) the aggregate consideration paid in connection with any Permitted Acquisition or series of related Permitted Acquisitions does not exceed $50,000,000 (including the fair market value (as determined in good faith by the Board of Directors of the Borrower) of all common stock of the Borrower issued as consideration to sellers in connection with such Permitted Acquisition and any Indebtedness (to the extent permitted by this Agreement) assumed in connection with any such Permitted Acquisition); (y) immediately after giving effect to any Permitted Acquisition and the payment of the consideration therefor, the Borrower's and its Subsidiaries' free cash balances on hand plus the Total Unutilized Revolving Loan Commitment (exclusive of any Blocked Commitment) as then in effect shall not be less than $40,000,000; and
(z) with respect to each Permitted Acquisition, (A) no Default or Event of Default shall be in existence at the time of the consummation of such Permitted Acquisition or shall exist immediately after giving effect thereto, (B) the Borrower shall have given the Agent and the Banks at least 10 days prior to the consummation of any Permitted Acquisition written notice (each such notice, a "Permitted Acquisition Notice"), which notice shall contain (I) the date such Permitted Acquisition is scheduled to be consummated, (II) the estimated purchase price of such Permitted Acquisition, (III) a description of the stock and/or assets to be acquired in connection with such Permitted Acquisition,
(IV) the sources of cash to be used to effect such Permitted Acquisition and
(V) in the case of common stock issued as consideration to the seller in connection with a Permitted Acquisition, a description of the common stock to be issued in connection with the consummation of such Permitted Acquisition and the estimated fair market value thereof, (C) such Permitted Acquisition and the collateral and other arrangements described in Section 8.11(b) below with respect to such Permitted Acquisition shall not violate any term or provisions of this Agreement, and (D) at least 10 Business Days prior to the consummation of the respective Permitted Acquisition, the Borrower shall furnish to the Agent for distribution to each of the Banks an officer's certificate executed by the chief financial officer or treasurer of the Borrower, setting forth (i) recalculations of compliance with the covenants contained in Sections 9.08,
9.09 and 9.10, for the period of four consecutive fiscal quarters most recently ended prior to the date of such Permitted Acquisition, on a pro forma basis as if the respective Permitted Acquisition had occurred on the first day of such period, and such recalculations shall show that such covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such period and (ii) the Borrower in good faith believes that after giving effect to the Permitted Acquisition the financial covenants contained in such Sections 9.08, 9.09 and 9.10, inclusive, will continue to be met for the one year period following the date of the consummation of the Permitted Acquisition; provided that, notwithstanding the foregoing, in the case of a Permitted Acquisition in which the aggregate consideration therefor does not exceed $15,000,000, the Borrower shall not be required to comply with the requirements of clauses (z)(B) and (z)(D) above prior to the consummation of such Permitted Acquisition (although the Borrower shall be required to deliver to the Agent an officer's certificate of the type described in clause (z)(D)(ii) above within 10 days after any such Permitted Acquisition). The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

         (b) The Borrower will cause (i) each Wholly-Owned Domestic Subsidiary and (ii) to the extent required by Section 8.13, each Wholly-Owned Foreign Subsidiary, in each case which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to execute and deliver, within 10 days after the respective Permitted Acquisition, a counterpart of (x) the Subsidiaries Guaranty or a substantially similar guaranty and (y) the Pledge Agreement or a substantially similar pledge agreement.

         8.12 Existing Senior Subordinated Notes Tender Offer and Existing Senior Subordinated Notes Consent Solicitation. (a) At the time of the consummation of the Existing Senior Subordinated Notes Tender Offer, the Borrower will purchase all Existing Senior Subordinated Notes issued by it to the extent tendered and not withdrawn pursuant to the Existing Senior Subordinated Notes Tender Offer and will duly cancel all Existing Senior Subordinated Notes so purchased (it being understood that in any event at least a majority of the aggregate outstanding principal amount of all Existing Senior Subordinated Notes shall have been tendered and purchased pursuant to the Existing Senior Subordinated Notes Tender Offer). The Borrower will consummate the Existing Senior Subordinated Notes Tender Offer in accordance with all applicable laws and in accordance with the Existing Senior Subordinated Notes Tender Offer Documents.

                 (b) In the event that 100% of the Existing Senior Subordinated Notes have not been accepted for payment by the Borrower pursuant to the Existing Senior Subordinated Notes Tender Offer and the Existing Senior Subordinated Notes Tender Offer has otherwise been consummated, the Borrower shall have received at such time sufficient Existing Senior Subordinated Notes Consents pursuant to the Existing Senior Subordinated Notes Consent Solicitation to authorize the execution and delivery of each of the Existing Senior Subordinated Notes Indenture Supplements and the Borrower and the respective trustees under each of the Existing Senior Subordinated Notes Indentures will duly execute and deliver each of the Existing Senior Subordinated Notes Indenture Supplements and all conditions to the effectiveness thereof shall have been satisfied.

                 (c) At the time of the consummation of the Existing Senior Subordinated Notes Tender Offer and the Existing Senior Subordinated Notes Consent Solicitation, the Borrower will deliver to the Agent evidence in form, scope and substance reasonably satisfactory to the Agent that the matters set forth in this Section 8.12 have been satisfied at such time.

         8.13 Foreign Subsidiaries Security. If Section 956 of the Code, or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, change in such a manner that would allow (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of a Foreign Subsidiary entitled to vote and/or (ii) the entering into by a Foreign Subsidiary of a guarantee in substantially the form of the Subsidiaries Guaranty without causing the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes in each case as a result of such Foreign Subsidiary pledging its assets (directly or indirectly) to secure the Obligations of the Borrower under the Credit Documents, then, within sixty (60) days after a request from the Agent or the Required Banks, (A) each Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement shall have as much of its stock pledged pursuant to the Pledge Agreement as may be pledged without causing the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, and (B) such Foreign Subsidiary shall execute and deliver a counterpart of the Pledge Agreement (or another pledge agreement in substantially similar form if needed) and a counterpart of the Subsidiaries Guaranty (or another guaranty in substantially similar form if needed) in each case if, and to the extent that, the entering into by such Foreign Subsidiary of such pledge agreement and/or guaranty would not cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes. In determining the foregoing matters in this Section 8.13, an opinion of counsel for the Borrower in form and substance (and from counsel) reasonably satisfactory to the Agent shall be determinative, provided that such opinion is delivered to the Agent within sixty (60) days after any request is made by the Agent or the Required Banks pursuant to this Section 8.13.

         SECTION 9. Negative Covenants. The Borrower covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

         9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

           (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VII, but only to the respective date, if any, set forth in such Schedule VII for the removal and termination of any such Liens, plus renewals and extensions of such Liens to the extent set forth on Schedule VII, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens is not increased from that amount outstanding at the time of any such renewal or extension and (y) any such renewals or extensions do not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

           (iv)  Liens created pursuant to the Pledge Agreement;

            (v) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

           (vi) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 9.07, provided that (x) the amount of such Capitalized Lease Obligations incurred in any one fiscal year of the Borrower, together with the aggregate principal amount of all Indebtedness incurred in such fiscal year and secured by Liens permitted by clause (vii) of this Section 9.01, shall not exceed that aggregate amount permitted by Section 9.04(vii), (y) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (z) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

          (vii) Liens placed upon (i) equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries or (ii) Real Property of the Borrower or any of its Subsidiaries, in each case at the time of acquisition thereof by the Borrower or any such Subsidiary or within 60 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (vii) incurred in any fiscal year of the Borrower, together with the amount of all Capitalized Lease Obligations incurred in such fiscal year, does not exceed that aggregate amount permitted by Section 9.04(vii) and (y) in all events, the Lien encumbering the equipment, machinery or Real Property so acquired does not encumber any other asset of the Borrower or such Subsidiary;

         (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

           (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases;

            (x) Liens arising out of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards (and any cash and the value of any such Liens) does not exceed $15,000,000 at any time outstanding;

           (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party; and

          (xii) Liens resulting from pledges or deposits to secure payments of workmen's compensation, unemployment insurance or other social security programs or securing the performance of surety and bid and performance bonds, tenders, leases and other obligations of similar nature, in each case incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money).

         9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time unless such agreement is expressly conditioned upon either (x) obtaining the written approval of the Banks in accordance with the requirements of Section 13.12 or
(y) the repayment in full of all Obligations and the termination of the Total Revolving Loan Commitment), except that:

            (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

           (ii) each of the Borrower and its Subsidiaries may, in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are no longer necessary in the conduct of such Person's business;

          (iii)  investments may be made to the extent permitted by Section
9.05;

           (iv) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation);

            (v) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

           (vi) provided no investment has been made in Tracor Marine, Inc., the Borrower may wind up, liquidate, dissolve or otherwise dispose of Tracor Marine, Inc.;

          (vii) any Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into any Subsidiary Guarantor or the Borrower (so long as such Subsidiary Guarantor is the surviving corporation or, in the case of any such transaction involving the Borrower, the Borrower is the surviving corporation) or all or any part of such Subsidiary's business, properties and assets may be conveyed, leased, sold or transferred to a Subsidiary Guarantor or to the Borrower;

         (viii) the Borrower or any Subsidiary of the Borrower may transfer assets to Rokar in an aggregate amount not to exceed $3,000,000;

           (ix) Flight Systems may buy and sell aircraft and engines in the ordinary course of business;

            (x) the Borrower and its Subsidiaries may purchase or acquire stock, obligations, assets or securities of, or any interests in or otherwise transfer assets to any Joint Venture Subsidiary and/or Joint Venture to the extent permitted by Section 9.15(b);

           (xi) each of the Borrower and its Subsidiaries may sell other assets (other than the capital stock of any Subsidiary Guarantor) so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) such sales are at fair market value (as determined in good faith by the Borrower) and (ii) the aggregate amount of proceeds received from all assets sold pursuant to this clause (xi) shall not exceed $10,000,000 in any fiscal year of the Borrower; and

          (xii) the Borrower may effect Permitted Acquisitions in accordance with the requirements of Section 8.11.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (in each case excluding sales to the Borrower or any of its Subsidiaries), such Collateral shall be sold free and clear of the Liens created by the Pledge Agreement, and the

Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

         9.03 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower, (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary) and (iii) so long as there shall exist no Default or Event of Default (a) the Borrower may pay Dividends in kind to purchase or redeem shares of common stock or options to purchase shares of common stock of the Borrower held by employees and/or former employees of the Borrower following retirement, death, total disability, the termination of their employment by the Borrower or any of its Subsidiaries or a "change of control" (as defined in any Company Stock Plan) of the Borrower, such purchases to be made in accordance with the terms of such Company Stock Plan, (b) the Borrower may grant awards under any Company Stock Plan requiring cash payments upon the settlement of any stock appreciation right, provided that the aggregate amount of cash Dividends paid pursuant to this clause (iii) shall not exceed $3,000,000 in any one fiscal year of the Borrower or $6,000,000 in the aggregate and (c) beginning on the date occurring after the Effective Date on which the financial statements are delivered pursuant to
Section 8.01(c) and on and after each date thereafter on which such financial statements are delivered, the Borrower may pay cash Dividends in an amount not to exceed in any fiscal year 30% of Consolidated Net Income for the immediately preceding fiscal year.

         9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

           (ii) Indebtedness under the New Senior Subordinated Notes and the other New Senior Subordinated Note Documents in an aggregate principal amount not to exceed $250,000,000 (as reduced by any repayments of principal thereof);

          (iii) Indebtedness under the Existing Senior Subordinated Notes and the other Existing Senior Subordinated Note Documents in an aggregate principal amount not to exceed $115,947,000 (as reduced by any repayments of principal thereof, including pursuant to the Existing Senior Subordinated Notes Tender Offer);

           (iv) Existing Indebtedness shall be permitted to the extent the same is listed on Schedule V, without giving effect to any refinancings or renewals thereof except to the extent set forth on
         Schedule V, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

            (v) accrued expenses and current trade accounts payable incurred in the ordinary course;

           (vi) Indebtedness under Interest Rate Protection Agreements relating to Indebtedness otherwise permitted under this Section 9.04;

          (vii) Indebtedness subject to Liens permitted under Section 9.01(vii) or evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07, provided that in no event shall the aggregate principal amount of such Indebtedness and Capitalized Lease Obligations incurred in any fiscal year of the Borrower exceed $5,000,000;

         (viii) intercompany Indebtedness to the extent permitted by Sections 9.05(ii), (iv) and (vii);

           (ix) Indebtedness of the Borrower represented by the obligations of the Borrower to make payments with respect to the cancellation or repurchase of certain stock, stock appreciation rights or stock options in respect of any Company Stock Plan;

            (x) Indebtedness owing by Rokar to the Israeli government to the extent such Indebtedness is incurred by Rokar in connection with grants issued to Rokar by the Israeli government in an aggregate amount not to exceed $5,000,000;

           (xi) Indebtedness owing by the Borrower or any Subsidiary of the Borrower to Rokar, provided that the amount of such Indebtedness, together with the amount of assets transferred to Rokar pursuant to
         Section 9.02 (viii), shall not exceed $5,000,000, at any time outstanding;

          (xii) Contingent Obligations of the Borrower and its Subsidiaries in respect of Indebtedness and other obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business and which are permitted under the provisions of this Section 9.04 or the other provisions of this Agreement; and

         (xiii) additional Indebtedness not otherwise permitted by clauses (i) through (xii) above in an amount not to exceed $10,000,000 at any time outstanding.

         9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing, an "Investment"), except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

           (ii) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another;

          (iii) the Borrower may make other cash investments in the Subsidiary Guarantors, and each Subsidiary Guarantor may make other cash investments in any other Subsidiary Guarantor;

           (iv) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances to Subsidiaries of the Borrower that are not Subsidiary Guarantors so long as the aggregate principal amount of all intercompany loans and advances outstanding at any time pursuant to this clause (iv) shall not exceed $5,000,000 (determined without regard to any write-downs or write-offs thereof);

            (v) intercompany Indebtedness to the extent permitted by Section 9.04(xi);

           (vi) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Swingline Loans are outstanding or Revolving Loans of Non-Defaulting Banks are outstanding the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $20,000,000 for any period of five consecutive Business Days;

          (vii) the Borrower and its Subsidiaries may make loans or advances to, or investments in, Joint Venture Subsidiaries and/or Joint Ventures to the extent permitted by Section 9.15(b);

         (viii) Permitted Acquisitions may be effected in accordance with the requirements in Section 8.11;

           (ix) the Borrower and its Subsidiaries may hold promissory notes received in connection with sales or other dispositions of assets permitted by Section 9.02 so long as the aggregate principal amount of all such promissory notes does not exceed $10,000,000, provided that not more than $5,000,000 of such promissory notes shall constitute unsecured obligations owing to the Borrower or its Subsidiaries at any one time outstanding (determined without regard to any write-downs or write-offs thereof); and

            (x) the Borrower may make loans from time to time to its 401(k) Savings Plan in accordance with Prohibited Transaction Class Exemption 80-26 so long as the aggregate amount of such loans outstanding at any time does not exceed $1,000,000.

         9.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that (i) Dividends may be paid to the extent provided in Section 9.03,
(ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.04 and 9.05 and (iii) the Borrower may perform its obligations under the Designated Tax Sharing Agreements.

         9.07 Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year of the Borrower set forth below (taken as one accounting period) the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed in any such fiscal year the amount set forth opposite such fiscal year below:

          Fiscal Year                   Amount
          -----------                   ------

       December 31, 1997             $27,500,000
       December 31, 1998             $27,500,000
       December 31, 1999             $27,500,000
       December 31, 2000             $30,000,000
       December 31, 2001             $30,000,000
       December 31, 2002             $30,000,000


         Notwithstanding anything to the contrary contained above, (i) to the extent that Capital Expenditures made during any fiscal year of the Borrower set forth in the table above are less than the amount set forth opposite such fiscal year above, 100% of such unutilized amount may be carried forward to the immediately succeeding fiscal year and utilized to make Capital Expenditures in excess of the amount permitted above in such immediately succeeding fiscal year, provided that (x) any amount carried forward from the immediately preceding fiscal year, if any, shall not be utilized during a fiscal year to make Capital Expenditures unless and until the relevant amount set forth in the table above opposite such fiscal year shall have been utilized in full to make Capital Expenditures during such fiscal year and (y) no amounts once carried forward to the next fiscal year may be carried forward to any fiscal year thereafter, (ii) the Borrower and/or its Subsidiaries may in any fiscal year set forth in the table above utilize cash advance payments received by it with respect to contracts to make Capital Expenditures and any such amounts utilized by the Borrower and/or its Subsidiaries shall not be included as Capital Expenditures during such fiscal year in making the foregoing determinations of compliance with this Section 9.07 and (iii) Permitted Acquisitions may be made in accordance with Section 8.11.

         9.08 Minimum Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth at any time during a fiscal year set forth below to be less than the amount set forth opposite such fiscal year below:





        Fiscal Year                    Amount
        -----------                    ------

     December 31, 1997               $190,000,000
     December 31, 1998               $215,000,000
     December 31, 1999               $240,000,000
     December 31, 2000               $270,000,000
     December 31, 2001               $300,000,000
     December 31, 2002               $335,000,000

         9.09 Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during a fiscal year set forth below to be greater than the ratio set forth opposite such fiscal year below:




     Fiscal Year           Ratio
     -----------           -----

  December 31, 1997      3.25:1.00
  December 31, 1998      2.75:1.00
  December 31, 1999      2.50:1.00
  December 31, 2000      2.50:1.00
  December 31, 2001      2.50:1.00
  December 31, 2002      2.50:1.00



         9.10 Minimum Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:




                 Fiscal Quarter                                 Ratio
                 --------------                                 -----

                 March 31, 1997                               4.00:1.00
                 June 30, 1997                                4.00:1.00
                 September 30, 1997                           4.00:1.00
                 December 31, 1997                            4.00:1.00
                 March 31, 1998                               4.50:1.00
                 June 30, 1998                                4.50:1.00
                 September 30, 1998                           4.50:1.00
                 December 31, 1998                            4.50:1.00
                 March 31, 1999                               5.25:1.00
                 June 30, 1999                                5.25:1.00
                 September 30, 1999                           5.25:1.00
                 December 31, 1999                            5:25:1.00
                 March 31, 2000
                   and the last day of each
                   fiscal quarter thereafter                  6.25:1.00


         9.11 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements;

etc.  The Borrower will not, and will not permit any of its Subsidiaries to,
(i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including, in each case, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), any New Senior Subordinated Notes, (ii) amend or modify, or permit the amendment or modification of, any provision of any New Senior Subordinated Note Document, any Existing Senior Subordinated Note Document (other than pursuant to the Existing Senior Subordinated Notes Consent Solicitation) or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto in each case to the extent any such amendment would be adverse to the Banks, provided that, in no event, shall the subordination provisions (and the related definitions) contained in the New Senior Subordinated Note Documents and in the Existing Senior Subordinated Note Documents be amended or modified, (iii) amend, modify or change in any manner adverse to the Banks its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock which would be adverse to the Banks, or (iv) amend, modify or change in any manner adverse to the Banks any Tax Sharing Agreement, or enter into any new tax sharing agreement which would be adverse to the Banks.

         9.12 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to, or grant liens in favor of, the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) restrictions existing in the New Senior Subordinated Note Documents and in the Existing Senior Subordinated Note Documents and (v) restrictions existing in the documents governing the terms of the Existing IRB.

         9.13 Limitation on Issuance of Capital Stock. (a) The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law, (iv) for issuances of capital stock by any Wholly-Owned Subsidiary of the Borrower created under Section 9.15(a) and (v) for issuance of capital stock by any Joint Venture that is a Subsidiary of the Borrower created under Section 9.15(b).

         (b) The Borrower will not issue any capital stock, except (i) for issuances of common stock where, after giving effect to such issuance, no Event of Default will exist under Section 10.10, (ii) that the Borrower may issue the Stock Options, the Series A Warrants and common stock in connection therewith to the extent otherwise permitted by this Agreement and (iii) for issuances of shares of its Series A Junior Participating Preferred Stock (as designated on the Effective Date) in accordance with the terms of the Rights Agreement so long as no Event of Default will exist under Section 10.10 after the issuance thereof.

         9.14 Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which the Borrower or any of its Subsidiaries is engaged on the Effective Date and any other reasonably related businesses or businesses that share common technology.

         9.15 Limitation on Creation of Subsidiaries and Entering into Partnerships and Joint Ventures. (a) The Borrower will not establish, create or acquire any Subsidiary unless such newly formed Subsidiary (x) is a Wholly-Owned Subsidiary (except to the extent permitted by Section 9.15(b)),
(y) executes a counterpart of the Subsidiaries Guaranty and (y) secures such Subsidiary's obligations pursuant to the Subsidiaries Guaranty by executing a counterpart of the Pledge Agreement, provided that (i) a Foreign Subsidiary shall only be required to comply with the foregoing provisions of this Section
9.15 to the extent required by Section 8.13 and (ii) any special purpose Subsidiary formed to effect a Permitted Acquisition shall not be required to comply with the foregoing provisions of this Section 9.15 so long as (A) such Subsidiary has no assets (including owning any capital stock of any Person, but excluding a de minimis amount of cash necessary to initially capitalize such Subsidiary) and (B) at the time such Permitted Acquisition is consummated, such Subsidiary (to the extent it survives any such Permitted Acquisition) otherwise complies with the foregoing provisions of this Section 9.15. The capital stock of any Subsidiary established, created or acquired as provided in this Section
9.15 shall be pledged to the Collateral Agent as, and to the extent, required by the Pledge Agreement.

         (b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any partnerships or joint ventures; provided, however, that (i) the Borrower may contribute capital to GDE Systems Imaging, Inc. in an amount not to exceed $3,000,000, (ii) the Borrower may contribute capital to LH Systems, LLC in an amount not to exceed $3,000,000 and (iii) the Borrower may organize, and permit to exist, one or more Wholly-Owned Subsidiaries, each of which must be a corporation (each a "Joint Venture Subsidiary") formed for the specific purpose of having such Wholly- Owned Subsidiary enter into a joint venture formed for purposes permitted by Section
9.14 (each a "Joint Venture") with another Person (whether by partnership between, or stock ownership in a third corporation by, such Joint Venture Subsidiary and such other Person), and such Joint Venture Subsidiary may enter into and permit to exist, and the Borrower may permit to exist, such Joint Venture, if (I) the formation of such Joint Venture is or was necessary or preferable to obtain a contract from a governmental authority, corporation or other entity, (II) neither the Borrower nor any Subsidiary thereof (other than such Joint Venture Subsidiary) has any Contingent Obligation whatsoever in respect of any Indebtedness or contractual obligation of such Joint Venture Subsidiary or such Joint Venture, (III) such Joint Venture Subsidiary is adequately capitalized to undertake such Joint Venture and (IV) the Borrower's and/or any of its Subsidiaries' contribution to capitalization shall not (x) exceed $5,000,000 in any fiscal year of the Borrower in the aggregate with respect to all Joint Venture Subsidiaries and/or Joint Ventures and (y) exceed $3,000,000 at any time with respect to any one Joint Venture and/or Joint Venture Subsidiary.

         SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

         10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

         10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made as provided in Section 6 or Section 7; or

         10.03 Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i), 8.08, 8.11, 8.12, 8.13 or 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or any Bank; or

         10.04 Default Under Other Agreements. (i) The Borrower or any Subsidiary of the Borrower shall (x) default in any payment of any Indebtedness with an outstanding principal balance of $7,500,000 or more (any such Indebtedness, "Material Indebtedness") (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Material Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Material Indebtedness (other than the Notes) shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         10.05 Bankruptcy, etc. The Borrower or any Subsidiary of the Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any Subsidiary of the Borrower, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Subsidiary of the Borrower; or the Borrower or any Subsidiary of the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Subsidiary of the Borrower, or there is commenced against the Borrower or any Subsidiary of the Borrower any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any Subsidiary of the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Subsidiary of the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Subsidiary of the Borrower makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any Subsidiary of the Borrower for the purpose of effecting any of the foregoing; or

         10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Code, or
the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); and (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability which lien, security interest or liability, in the opinion of the Required Banks, could reasonably be expected to have a material adverse effect upon the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

         10.07 Pledge Agreement. At any time after the execution and delivery thereof, the Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens (except as permitted by Section 9.01(i)), or the Borrower or any Subsidiary shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant the Pledge Agreement and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of the Pledge Agreement; or

         10.08 Subsidiaries Guaranty. The Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor (except in accordance with Section 22 of the Subsidiaries Guaranty), or any Subsidiary Guarantor or any Person acting by or on behalf of any Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty, or any Subsidiary Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

         10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal, for any period of 60 consecutive days after notice has been given by the Agent acting at the direction of the Required Banks, and the individual or aggregate amount of all such judgments equals or exceeds $7,500,000; or

         10.10  Change of Control.  A Change of Control shall occur; or

         10.11 Debarment or Suspension. The Borrower or any of its Subsidiaries shall at any time be debarred or suspended from any government contracting, and the continuance of such debarment or suspension for any period of 60 consecutive days during which such debarment or suspension shall not be terminated, discharged or stayed pending appeal and the effect of such debarment or suspension could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and
(ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; and (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Pledge Agreement.

         SECTION 11.  Definitions and Accounting Terms.

         11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

         "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus
(iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non- Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings or of Swingline Loans that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

         "Adjusted Total Available Revolving Loan Commitment" shall mean, at any time, the Total Available Revolving Loan Commitment at such time less the aggregate Revolving Loan Commitments of all Defaulting Banks at such time.

         "Adjusted Total Revolving Loan Commitment" shall mean, at any time, the Total Revolving Loan Commitment at such time less the aggregate Revolving Loan Commitments of all Defaulting Banks at such time.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any such

Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall mean Bankers Trust Company, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

         "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

         "Applicable Base Rate Margin" shall mean a percentage per annum equal to 3/4 of 1%, less the then applicable Interest Reduction Discount, if any, provided that notwithstanding anything to the contrary in this definition or in the definition of Interest Reduction Discount, in no event shall the Applicable Base Rate Margin be less than zero.

         "Applicable Commitment Commission Percentage" shall mean a percentage per annum equal to 3/8 of 1%, provided that so long as no Default or Event of Default shall exist, the Applicable Commitment Commission Percentage shall be 1/4 of 1% at any time (and for so long as) the Interest Reduction Discount is determined by reference to clause (C) or (D) of the definition thereof.

         "Applicable Eurodollar Margin" shall mean a percentage per annum equal to 1-3/4% less the then applicable Interest Reduction Discount, if any.

         "Applicable L/C Percentage" shall mean a percentage per annum equal to the Applicable Eurodollar Margin as in effect from time to time less 1/4 of 1%, provided that in no event shall the Applicable L/C Percentage at any time be less than 5/8 of 1%.

         "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed) entered into pursuant to the terms hereof.

         "Available Revolving Loan Commitment" shall mean, at any time and for any Bank, the Revolving Loan Commitment of such Bank as then in effect less such Bank's Percentage of the amount of the Blocked Commitment, if any, at such time.

         "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

         "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2, in any case as a result of any takeover of such Bank by any regulatory authority or agency.

         "Bankruptcy Code" shall have the meaning provided in Section 10.05.

         "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

         "Base Rate Loan" shall mean (i) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto and (ii) each Swingline Loan.

         "Blocked Commitment" shall mean (i) at any time during the period from and including the Effective Date through but not including the date on which all outstanding Existing Senior Subordinated Notes are repaid, prepaid, purchased, defeased or redeemed in full, that aggregate amount necessary to repay, prepay, purchase, defease or redeem in full such Existing Senior Subordinated Notes (including any premium or consent payments in connection therewith but excluding any interest on the Existing Senior Subordinated Notes) and (ii) any time thereafter, 0. The Blocked Commitment shall be reduced at such time or times as Revolving Loans are incurred for the purpose of repaying, prepaying, purchasing, defeasing or redeeming outstanding Existing Senior Subordinated Notes (whether pursuant to the Existing Senior Subordinated Notes Tender Offer or otherwise), with such reduction to be in the amount of Revolving Loans so incurred.

         "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrowing" shall mean and include (i) the borrowing of Swingline Loans from BTCo on a given date and (ii) the Borrowing of one Type of Revolving Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

         "BTCo" shall mean Bankers Trust Company in its individual capacity.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

         "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

         "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

         "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits, bankers' acceptances and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

         "Change of Control" shall mean and include the occurrence of any of the following events: (x) any Person, entity or "group" (within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act) (A) shall have acquired beneficial ownership of 25% or more of any outstanding class of capital stock of the Borrower having ordinary voting power in the election of directors (excluding Permitted Holders), provided that any Person, entity or group (excluding Permitted Holders, whose percentages are not restricted) shall be permitted to acquire up to 30% of the outstanding capital stock of any such class in a transaction approved before the consummation of same by a majority of the directors (and a majority of Continuing Directors) of the Borrower or
(B) shall have obtained the power (whether or not exercised) to elect the majority of the Board of Directors of the Borrower, (y) a majority of the Board of Directors of the Borrower shall not consist of Continuing Directors or (z) any "change of control" or similar event shall occur under, and as defined in, the New Senior Subordinated Note Indenture or any Existing Senior Subordinated Notes Indenture.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" shall mean all property with respect to which any security interests have been granted (or purport to be granted) pursuant to the Pledge Agreement and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

         "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Pledge Agreement.

         "Commitment Commission" shall have the meaning provided in Section 3.01(a).

         "Company Stock Plans" shall mean the stock plans for employees, officers and/or directors of the Borrower and its Subsidiaries adopted by the Borrower from time to time, and as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Consolidated Debt" shall mean, at any time, the sum of the aggregate outstanding principal amount of all Indebtedness (including, without limitation, the principal component of Capitalized Lease Obligations, but excluding (x) Interest Rate Protection Agreements, (y) the two promissory notes which were issued in connection with the acquisition by the Borrower of Cordant Holdings Corporation (now known as Tracor Information Systems Company) and (z) Indebtedness of the type described in clause (ii) of the definition thereof) of the Borrower and its Consolidated Subsidiaries.

         "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period, before Consolidated Net Interest Expense and provision for income taxes for such period and without giving effect to any extraordinary gains or losses, or any nonrecurring charges for such period resulting from the acquisition by the Borrower of TAESI to the extent included in Consolidated Net Income for such period.

         "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles (including amortization of debt issuance costs) and depreciation that were deducted in arriving at Consolidated EBIT for such period.

         "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Net Interest Expense for such period.

         "Consolidated Net Income" shall mean, for any period, the aggregate net income or loss of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis, as determined in accordance with generally accepted accounting principles.

         "Consolidated Net Interest Expense" shall mean, for any period, the total consolidated interest expense (excluding amortization of debt issuance costs but including Letter of Credit Fees and Facing Fees) of the Borrower and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries representing the interest factor for such period, in each case net of the total consolidated interest income of the Borrower and its Consolidated Subsidiaries for such period.

         "Consolidated Net Worth" shall mean, at any time, the aggregate shareholders' equity of the Borrower and its Consolidated Subsidiaries on a consolidated basis at such time, as determined in accordance with generally accepted accounting principles.

         "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles.

         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

          "CoreStates" shall mean CoreStates Bank, N.A., a national banking association.

          "Credit Documents" shall mean this Agreement, each Note, the Pledge Agreement and the Subsidiaries Guaranty.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

"Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

         "Designated Tax Sharing Agreements" shall mean collectively (i) the Tax Indebtedness Sharing Agreement, dated as of December 27, 1991 among Littlefuse, Inc., the Borrower, Elsin Corporation, General Image Corporation, RMC, Inc., Ultron Labs Corporation and certain Subsidiaries of the Borrower, as the same has been amended, modified or supplemented through the Effective Date and (ii) the Tax Sharing Agreement, dated as of November 20, 1992, among General Dynamics Corporation, General Dynamics H.A. and GDE Systems, Inc.

         "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

         "Documents" shall mean the Credit Documents, the Existing Senior Subordinated Notes Documents, the Existing Senior Subordinated Notes Tender Offer Documents, the Existing Senior Subordinated Notes Consent Solicitation Documents and the New Senior Subordinated Note Documents.

         "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

         "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated or organized in the United States or any State thereof.

         "Drawing" shall have the meaning provided in Section 2.05(b).

         "Effective Date" shall have the meaning provided in Section 13.10.

         "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

         "End Date" shall have the meaning provided in the definition of "Interest Reduction Discount."

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

         "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this

Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

         "Eurodollar Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

         "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 a.m. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "Event of Default" shall have the meaning provided in Section 10.

         "Existing Corestates IRB Letter of Credit" shall mean that Existing Corestates Letter of Credit designated as such on Schedule II.

         "Existing CoreStates IRB Letter of Credit Reimbursement Agreement" shall mean and include the Letter of Credit, Indemnity and Reimbursement Agreement, dated as of September 1, 1990, between TAESI and CoreStates (as successor to Meridian Bank), as amended.

         "Existing CoreStates Letters of Credit" shall mean the Existing CoreStates IRB Letter of Credit and the other Existing Letters of Credit issued by CoreStates (as successor to Meridian Bank).

         "Existing Credit Agreement" shall mean the Credit Agreement dated as of August 25, 1993 and amended and restated as of November 17, 1994 and further amended and restated as of February 22, 1996 (as the same has been amended, modified or supplemented to, but not including, the Effective Date) among the Borrower, the lenders party thereto and BTCo, as the agent thereunder.

         "Existing Indebtedness" shall have the meaning provided in Section 7.22(a).

         "Existing IRB" shall mean that Existing Indebtedness designated as such on Schedule V.

         "Existing Letters of Credit" shall have the meaning provided in Section 2.01(d).

         "Existing Senior Subordinated Notes" shall mean the $115,947,000 remaining aggregate principal amount of the Borrower's 10-7/8% Senior Subordinated Notes due 2001 which were issued pursuant to the Existing Senior Subordinated Notes Indentures.

         "Existing Senior Subordinated Notes Consent" shall mean each written consent permitting the Borrower to enter into the Existing Senior Subordinated Notes Indenture Supplements from a holder of one or more Existing Senior Subordinated Notes outstanding on the record date for determining those holders entitled to consent to such Existing Senior Subordinated Notes Indenture Supplement.

         "Existing Senior Subordinated Notes Consent Solicitation" shall mean the solicitation of the Existing Senior Subordinated Notes Consents from the holders of the Existing Senior Subordinated Notes.

         "Existing Senior Subordinated Notes Consent Solicitation Documents" shall mean the Existing Senior Subordinated Notes Consents, the Existing Senior Subordinated Notes Indenture Supplements and each of the other agreements and documents entered into in connection with the Existing Senior Subordinated Notes Consent Solicitation.

         "Existing Senior Subordinated Notes Documents" shall mean the Existing Senior Subordinated Notes Indentures, the Existing Senior Subordinated Notes Indenture Supplements, the Existing Senior Subordinated Notes and each of the other agreements and documents entered into in connection therewith.

         "Existing Senior Subordinated Notes Indentures" shall mean (i) the Indenture, dated as of August 15, 1993, among the Borrower, as issuer, certain of its Subsidiaries, as guarantors, and the U.S. Trust Company of Texas, N.A., as trustee and (ii) the Indenture, dated as of November 17, 1994, among the Borrower, as issuer, certain of its Subsidiaries, as guarantors, and the U.S. Trust Company of Texas, N.A., as trustee.

         "Existing Senior Subordinated Notes Indenture Supplements" shall mean each of the Supplement Indentures to the Existing Senior Subordinated Notes Indentures in the forms delivered to the Agent pursuant to Section 5.17 and entered into by the Borrower and the trustees for the Existing Senior Subordinated Notes in connection with the Existing Senior Subordinated Notes Consents.

         "Existing Senior Subordinated Notes Tender Offer" shall mean the tender offer by the Borrower to repurchase all outstanding Existing Senior Subordinated Notes pursuant to the Existing Senior Subordinated Notes Tender Offer Documents.

         "Existing Senior Subordinated Notes Tender Offer Documents" shall mean the Borrower's Offer to Purchase and Consent Solicitation, dated February 13, 1997, and each of the other agreements and documents entered into in connection with the Existing Senior Subordinated Notes Tender Offer.

         "Facing Fee" shall have the meaning provided in Section 3.01(c).

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

         "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

         "Final Maturity Date" shall mean February 28, 2002.

         "Flight Systems" shall mean Tracor Flight Systems, Inc., a Delaware corporation.

         "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

         "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances,"hazardous waste,"hazardous materials,"extremely hazardous substances,"restricted hazardous waste,"toxic substances,"toxic pollutants,"contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

         "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or under any similar type of agreement entered into with a Person not a Bank.

         "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

         "Interest Period" shall have the meaning provided in Section 1.09.

         "Interest Rate Protection Agreements" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, interest rate flow agreement or other similar agreements.

         "Interest Reduction Discount" shall mean (i) for the period from the Effective Date through but not including the first day of the first Margin Reduction Period occurring after the Effective Date, 1/2 of 1% and (ii) thereafter zero, provided that from and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period (the "End Date"), the Interest Reduction Discount shall be the respective percentage per annum set forth in clause (A), (B), (C) or (D) below if, but only if, as of the last day of the most recent fiscal quarter or year of the Borrower, as the case may be, ended immediately prior to such

Start Date (the "Test Date"), the applicable conditions set forth in clause
(A), (B), (C) or (D) below, as the case may be, are met:

                 (A) 1/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and none of the conditions set forth in clause (B), (C) or (D) below are satisfied;

                 (B) 1/2 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.25:1.00 and none of the conditions set forth in clause (C) or (D) below are satisfied;

                 (C) 3/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.25:1.00 and the condition set forth in clause (D) below is not met; or

                 (D) 1-1/8% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 1.25:1.00.

                 Notwithstanding anything to the contrary in this definition, the Interest Reduction Discount shall be reduced to zero at all times when there shall exist a Default or an Event of Default.

         "Investment" shall have the meaning provided in Section 9.05.

         "Issuing Bank" shall mean BTCo, CoreStates (in the case of the Existing CoreStates Letters of Credit) and any other Bank (including CoreStates) which at the request of the Borrower and with the consent of the Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.

         "Joint Venture" shall have the meaning set forth in Section 9.15(b).

         "Joint Venture Subsidiary" shall have the meaning set forth in Section 9.15(b).

         "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to workers compensation, advance payment bonds, performance bonds, surety bonds and other similar performance or statutory obligations and (ii) such other obligations of the

Borrower or any of its Subsidiaries as are reasonably acceptable to the Agent, the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

         "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

         "Letter of Credit Outstandings" shall mean, at anytime, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

         "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

         "Leverage Ratio" shall mean on any date for the determination thereof the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period then most recently ended; provided, however, that for purposes of determining the Interest Reduction Discount as of any Test Date, the term "Consolidated Debt" as used in the foregoing clause (i) of this definition shall be the sum of (I) Consolidated Debt (other than Revolving Outstandings) on such Test Date plus (II) the average Revolving Outstandings for the quarterly period ending on such Test Date (or, in the case of the quarterly period ending on March 31, 1997, the average Revolving Outstandings for the period from the Effective Date through and including March 31, 1997).

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Loan" shall mean each Revolving Loan and each Swingline Loan.

         "Mandatory Borrowing" shall have the meaning provided in Section
1.01(c).

         "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 8.01(b) or

(c), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statement pursuant to Section 8.01(b) or
(c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(b) or (c), as the case may be, provided that the first Margin Reduction Period shall commence with the delivery of the financial statements in respect of the Borrower's fiscal quarter ending March 31, 1997.

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Material Indebtedness" shall have the meaning set forth in Section 10.04.

         "Maximum Swingline Amount" shall mean $5,000,000.

         "Minimum Borrowing Amount" shall mean (i) for Revolving Loans (x) maintained as Eurodollar Loans $2,000,000 and (y) maintained as Base Rate Loans, $2,000,000, and (ii) for Swingline Loans, $500,000.

         "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of reasonable transaction costs and payments of unassumed liabilities relating to the assets sold at the time of, or within 60 days after, the date of such sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant this Agreement) which is secured by the respective assets which were sold and the net tax payments required to be made by the Borrower as a result of such sale.

         "New Senior Subordinated Note Documents" shall mean and include each of the documents and other agreements entered into (including, without limitation, the New Senior Subordinated Note Indenture) relating to the issuance by the Borrower of the New Senior Subordinated Notes, as in effect on the Effective Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

         "New Senior Subordinated Note Indenture" shall mean the Indenture, dated as of March 1, 1997, among the Borrower, the Subsidiary Guarantors and U.S. Trust Company of Texas, N.A., as trustee thereunder, as in effect on the Effective Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

         "New Senior Subordinated Notes" shall mean the Borrower's 8-1/2% Senior Subordinated Notes due 2007 as in effect on the Effective Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

"Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

         "Note" shall mean each Revolving Note and the Swingline Note.

         "Notice of Borrowing" shall have the meaning provided in Section
1.03(a).

         "Notice of Conversion" shall have the meaning provided in Section
1.06.

         "Notice Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006, Attention: Robert Telesca, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

         "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

         "Participant" shall have the meaning provided in Section 2.04(a).

         "Payment Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

         "Permitted Acquisition" shall mean the acquisition by the Borrower or any of its Wholly-Owned Subsidiaries of all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) not already a Subsidiary of the Borrower or 100% of the capital stock of any such Person, provided, that any such acquisition shall only be a Permitted Acquisition so long as (A) the consideration therefor consists solely of cash and/or common stock of the Borrower (issued for at least fair market value as determined as of the date of the definitive agreement of such Permitted Acquisition) and (B) the assets acquired will be used solely in, or the business of the Person whose stock is acquired consists solely of, any or all of the same or reasonably related business lines to the extent permitted by
Section 9.14. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted Acquisition only if all requirements of Section 8.11 with respect to Permitted Acquisitions are met with respect thereto.

         "Permitted Acquisition Notice" shall have the meaning provided in
Section 8.11.

         "Permitted Holders" shall mean management of the Borrower.

         "Permitted Liens" shall have the meaning provided in Section 9.01.

         "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean any multiemployer or single employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each multiemployer or single employer plan for the 5-year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such multiemployer or single employer plan, other than a multiemployer or single employer plan, as defined in Section 4001 of ERISA, that was contributed to or for which there was an obligation to contribute to, as opposed to maintained, by a Subsidiary of the Borrower or ERISA Affiliate prior to the time they became a Subsidiary of the Borrower or ERISA Affiliate, and which such Subsidiary of the Borrower or ERISA Affiliate no longer contributes to or has an obligation to contribute to.

         "Pledge Agreement" shall have the meaning provided in Section 5.07.

         "Pledged Stock" shall have the meaning provided in the Pledge
Agreement.

         "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         "Projections" shall have the meaning provided in Section 5.15(b).

         "Quarterly Payment Date" shall mean the last Business Day of each January, April, July and October occurring after the Effective Date.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

         "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

         "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained by the Borrower under Section 8.03.

         "Register" shall have the meaning provided in Section 13.17.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Release" shall mean any disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

         "Replaced Bank" shall have the meaning provided in Section 1.13.

         "Replacement Bank" shall have the meaning provided in Section 1.13.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

         "Required Banks" shall mean Non-Defaulting Banks the sum of whose Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of Swingline Loans and Letter of Credit Outstandings at such time) represent an amount greater than 50% of the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

         "Returns" shall have the meaning provided in Section 7.09.

         "Revolving Loan" shall have the meaning provided in Section 1.01(a).

         "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

         "Revolving Note" shall have the meaning provided in Section 1.05(a).

         "Revolving Outstandings" shall mean, at any time, the sum of (I) the aggregate principal amount of Revolving Loans then outstanding plus (II) the aggregate principal amount of Swingline Loans then outstanding.

         "Rights" shall mean the preferred share purchase rights issued by the Borrower which entitle the holders thereof to purchase shares of the Borrower's Series A Junior Participating Preferred Stock.

         "Rights Agreement" shall mean the Rights Agreement, dated as of February 17, 1997, between the Borrower and Harris Trust and Savings Bank, as rights agent.

         "Rokar" shall mean Rokar International Limited, an Israeli corporation.

         "SEC" shall have the meaning provided in Section 8.01(h).

         "Section 4.04(b)(iii) Certificate" shall have the meaning provided in Section 4.04(b).

         "Secured Creditors" shall have the meaning provided in the Pledge Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Series A Junior Participating Preferred Stock" shall mean the Borrower's Series A Junior Participating Preferred Stock, par value $.01 per share, as designated on the Effective Date.

         "Series A Warrants" shall mean the Series A warrants issued by the Borrower which entitle the holders thereof to purchase shares of common stock of the Borrower.

         "Significant Subsidiary" shall mean each Subsidiary of the Borrower that is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Securities Exchange Act (as such regulation is in effect on the Effective Date).

         "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Start Date" shall have the meaning provided in the definition of "Interest Reduction Discount".

         "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

         "Stock Options" shall mean options in respect of common stock of the Borrower granted or to be granted to certain employees, officers or directors of the Borrower or any of its Subsidiaries pursuant to the Company Stock Plans.

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

         "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Borrower and, to the extent provided in Section 8.13, each Wholly-Owned Foreign Subsidiary of the Borrower.

         "Subsidiaries Guaranty" shall have the meaning provided in Section 5.08, and shall include any other guaranty issued by a Wholly-Owned Foreign Subsidiary pursuant to Section 8.13.

         "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Final Maturity Date.

         "Swingline Loan" shall have the meaning provided in Section 1.01(b).

         "Swingline Note" shall have the meaning provided in Section 1.05(a).

         "TAESI" shall mean Tracor Aerospace Electronic Systems, Inc., a Pennsylvania corporation and formerly known as AEL Industries, Inc.

         "Tax Sharing Agreements" shall have the meaning provided in Section
5.05.

         "Taxes" shall have the meaning provided in Section 4.04(a).

         "Test Date" shall have the meaning provided in the definition of "Interest Reduction Discount".

         "Test Period" shall mean for any determination under this Agreement the four consecutive fiscal quarters of the Borrower then last ended, taken as one accounting period.

         "Total Available Revolving Loan Commitment" shall mean, at any time, the Total Revolving Loan Commitment less the Blocked Commitment, if any, at such time.

         "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

         "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate principal amount of outstanding Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of the Letter of Credit Outstandings at such time.

         "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Transaction" shall mean the issuance of the New Senior Subordinated Notes and the repayment of all obligations under, and the termination of all commitments under, the Existing Credit Agreement.

         "Type" shall mean the type of Revolving Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

         "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         "United States" and "U.S." shall each mean the United States of America.

         "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

         "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings at such time.

         "Wholly-Owned Domestic Subsidiary" shall mean each Domestic Subsidiary of the Borrower that is also a Wholly- Owned Subsidiary of the Borrower.

         "Wholly-Owned Foreign Subsidiary" shall mean each Foreign Subsidiary of the Borrower that is also a Wholly- Owned Subsidiary of the Borrower.

         "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         SECTION 12.  The Agent.

         12.01 Appointment. The Banks hereby designate Bankers Trust Company as Agent (for purposes of this Section 12, the term "Agent" shall also include Bankers Trust Company in its capacity as Collateral Agent pursuant to the Pledge Agreement). Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its respective officers, directors, agents or employees.

         12.02 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Agent nor any of its respective officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

         12.03 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

         12.04 Certain Rights of the Agent. If the Agent shall request instructions from the Required Banks (or, to extent required by Section 13.12, all of the Banks) with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks (or all of the Banks, as the case may be), and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

         12.05 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

         12.06 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrower, each Bank will reimburse and indemnify the Agent, in proportion to its "percentage" as used in determining the Required Banks (determined as if there were no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         12.07 The Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks,"Required Banks,"holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Subsidiary or Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

         12.08 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         12.09 Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. In the case of the resignation by the Agent, such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation by the Agent, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that any Non-Defaulting Bank is deemed to be acceptable to the Borrower).

         (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

         (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above.

         SECTION 13.  Miscellaneous.

         13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with its syndication efforts with respect to this Agreement and of the Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Banks (including the allocated costs of internal counsel, although no Bank shall be entitled to reimbursement for the fees and disbursements of both external counsel and internal counsel)); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such

Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the Borrower's address specified opposite its signature below; if to any Bank, at its address specified opposite its name below; and if to the Agent, at its Notice Office; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications relating to Defaults, Events of Default or interest rate determinations, shall be telecopied or delivered by messenger or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Agent shall not be effective until received by the Agent.

         13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitment hereunder except as otherwise provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would
(i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post- default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, that an increase in the Revolving Loan Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof, and that any modification or amendment to scheduled reductions of the Total Revolving Commitment shall be permitted without the consent of any participant), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Pledge Agreement (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

         (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitment and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitment of such new Bank and of the existing Banks, (ii) new Notes will be issued at the Borrower's expense to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 to the extent needed to reflect the revised Revolving Loan Commitments, (iii) the consent of the Agent and each Issuing Bank shall be required in connection with any assignment pursuant to clause (y) above (which consent shall not be unreasonably withheld), and (iv) the Agent shall receive at the time of each such assignment, from the assigning or the assignee Bank, the payment of a non-refundable assignment fee of $3,500; provided further, that any such assignment will not be effective until recorded by the Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this
Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment. At the time of each assignment pursuant to this

Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower in the case of a Bank described in clause (ii) or (iv) of Section 4.04(b), the forms described in such clause (ii) or (iv), as the case may be. To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

         (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

         13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

         13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

         (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligations then owed and due to such Bank bears to the total of such Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

         13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations of the Interest Reduction Discount and all computations determining compliance with Sections 9.08 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to
Section 7.05(a).

         (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

         13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE

OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH OR A CREDIT PARTY DESIRES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER ANY OTHER JURISDICTION.

         (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY

SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

         13.10 Effectiveness. (a) This Agreement shall become effective on the date (the "Effective Date") on which (i) the Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile device) the same to the Agent at its Notice Office and (ii) the conditions contained in
Section 5 are met to the satisfaction of the Agent and the Required Banks. Unless the Agent has received actual notice from any Bank that the conditions contained in Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

         13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         13.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks (or the Agent or Collateral Agent on behalf of, and with the prior written consent of, the Required Banks), provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (it being understood that any amendments or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest for purposes of this clause (i)), (ii) release all or substantially all of the Collateral under the Pledge Agreement (except as expressly provided in the Pledge Agreement), (iii) release a Subsidiary Guarantor which is a Significant Subsidiary from the Subsidiaries Guaranty (except as expressly provided in the Subsidiaries Guaranty or in the other Credit Documents), (iv) amend, modify or waive any provision of this Section 13.12, (v) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of Required Banks on substantially the same basis as the Revolving Loan Commitments are included on the Effective Date) or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment of such
Bank), (w) without the consent of each Issuing Bank, amend, modify or waive any provision relating to its rights or obligations with respect to Letters of Credit, (x) without the consent of BTCo, amend, modify or waive any provision relating to its rights or obligations with respect to Swingline Loans, (y) without the consent of the Agent, amend, modify or waive any provision of
Section 12 as same applies to the Agent or any other provision as same relates to the rights or obligations of the Agent, (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent. The Borrower shall, to the extent requested by the Agent or the Required Banks, cause each Subsidiary Guarantor to acknowledge and agree to any amendment, modification or waiver with respect to this Agreement or any other Credit Document, although the failure to obtain any such acknowledgement and agreement shall neither affect the effectiveness of any such amendment, modification or waiver nor affect the obligations of any such Subsidiary Guarantor under the Subsidiaries Guaranty.

         (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more other Banks whose consent is required is not obtained, then the Borrower shall have the right to either (A) replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment, repay in full its outstanding Revolving Loans and cash collateralize outstanding Letters of Credit in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Revolving Loan Commitment terminated, and Revolving Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitment and/or outstanding Revolving Loans of existing Banks (which in each case must specifically consent with respect to such increase in respect of itself), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

         13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

         13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

         13.15 Information. The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates who agrees in writing to be bound by the provisions of Section 13.16 any information related to the Borrower and its Subsidiaries including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower.

         13.16 Confidentiality. Subject to Sections 13.04(a) and 13.15, each Bank shall use its best efforts to hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound investment practices. Each Bank may in any event make disclosure reasonably required by any bona fide transferee or participant or affiliate who agrees to be bound by the provisions of this Section 13.16 in connection with the contemplated transfer of any Loans or participation therein or as required or requested by any court or other governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and provided further that, in no event shall any Bank be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

         13.17 Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Revolving Loan Commitment from time to time of each of the Banks, the Revolving Loans made by each of the Banks and each repayment in respect of the principal amount of the Revolving Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Revolving Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the

Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this
Section 13.17 other than those resulting from the Agent's willful misconduct or gross negligence. The Agent will make the Register available for review by the Borrower and the Banks at such times and intervals as the Borrower or any Bank may reasonably request.


                              *        *        *

                 IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.



Addresses:
6500 Tracor Lane                            TRACOR, INC.
Austin, TX  78725-2000
Tel:  (512) 929-2281/4680
Fax:  (512) 929-2257                        By /s/ Robert K. Floyd
                                              -----------------------------
Attention:  James B. Skaggs                   Title: Vice President




130 Liberty Street                          BANKERS TRUST COMPANY,
New York, New York  10006                     Individually and as Agent
Tel:  (212) 250-5175
Fax:  (212) 250-7218
                                            By /s/ Gene S. Thompson
                                              -----------------------------
Attention:  Patricia Hogan                    Title: Vice President


2200 Ross Avenue, Suite 4400W               CREDIT LYONNAIS NEW YORK BRANCH,
Dallas, Texas  75201                          Individually and as Co-Agent
Tel:  (214) 220-2300
Fax:  (214) 220-2323
                                            By /s/ Mark Koneval
                                              -----------------------------
Attention:  Brian Brown                       Title: Vice President


One First National Plaza                    THE FIRST NATIONAL BANK
10th Floor                                    OF CHICAGO,
Chicago, Illinois  60670-0167                 Individually and as Co-Agent
Tel:  (312) 732-7894
Fax:  (312) 732-5435
                                            By /s/ Kathy Comella
                                               -----------------------------
Attention:  Kathy Comella                      Title: Vice President

100 Congress                                  WELLS FARGO BANK (TEXAS),
Suite 150                                       NATIONAL ASSOCIATION,
Austin, Texas  78701                            Individually and as Co-Agent
Tel:  (512) 469-3335
Fax:  (512) 469-3324
                                              By /s/ Keith Smith
                                                ------------------------------
Attention:  Keith Smith                         Title: Vice President


221 West Sixth Street, #200                   BANK ONE, TEXAS, N.A.
Austin, Texas  78780
Tel:  (512) 479-5730
Fax:  (512) 479-1565
                                              By /s/ Edward W. Lick
                                                ------------------------------
Attention:  Ed Lick                             Title: Vice President


333 Clay Street, Suite 4340                   BANQUE FRANCAISE DU COMMERCE
Houston, Texas  77002                           EXTERIEUR
Tel:  (713) 759-9401
Fax:  (713) 759-9908
                                              By /s/ Mark A. Harrington
                                                ------------------------------
Attention:  Mark Harrington                     Title: Vice President and
                                                        Regional Manager


1339 Chestnut Street                          CORESTATES BANK, N.A.
FC 1-8-3-14
P.O. Box 7618
Philadelphia, Pennsylvania  19101-7618
Tel:  (215) 973-1259
Fax:  (215) 973-6745
                                              By /s/ Joseph Finley
                                                ------------------------------
Attention:  Joseph Finley                       Title: Vice President

Mail Code 101-745                         THE FIRST NATIONAL BANK OF
25 South Charles Street                     MARYLAND
Baltimore, Maryland  21201
Tel:  (410) 244-4598
Fax:  (410) 244-4239
                                          By /s/ Andrew W. Fish
                                            ------------------------------
Attention:  Susan McCardell                 Title: Vice President


1 Houston Center                          THE FUJI BANK, LIMITED - HOUSTON
Suite 4100                                   AGENCY
1221 McKinney Street
Houston, Texas  77010
Tel:  (713) 650-7855
Fax:  (713) 759-0048
                                          By /s/ David Kelley
                                            ------------------------------
Attention:  Jay Fort                        Title: Senior Vice President


301 Congress Avenue                       GUARANTY FEDERAL BANK, F.S.B.
Suite 1500
Austin, Texas  78701
Tel:  (512) 320-1205
Fax:  (512) 320-1041
                                          By /s/ Chris Harkrider
                                            ------------------------------
Attention:  Chris Harkrider                 Title:


901 Main Street                           NATIONSBANK OF TEXAS, N.A.
67th Floor
Dallas, Texas  75202
Tel:  (214) 508-0964
Fax:  (214) 508-0980
                                          By /s/ Jeff Susman
                                            ------------------------------
Attention:  Jeff Susman                     Title: Senior Vice President

249 Fifth Avenue                           PNC BANK, NATIONAL ASSOCIATION
Pittsburgh, Pennsylvania  15222-2707
Tel:  (412) 762-2539
Fax:  (412) 762-6484
                                           By /s/ Rose M. Crump
                                             ---------------------------------
Attention:  Rose Crump                       Title: Vice President


1111 Bagby                                 SOCIETE GENERALE, SOUTHWEST AGENCY
Suite 2020
Houston, Texas  77002
Tel:  (713) 759-6315
Fax:  (713) 650-0824
                                           By /s/ Thierry Namuroy
                                             ---------------------------------
Attention:  Mark Cox                         Title: Vice President

                                                                      SCHEDULE I






                           COMMITMENTS




         Bank                                          Revolving Loan Commitment
         ----                                          -------------------------

Bankers Trust Company                                         $18,500,000
Credit Lyonnais New York Branch                               $17,000,000
The First National Bank of Chicago                            $17,000,000
Wells Fargo Bank (Texas), National Association                $17,000,000
Bank One, Texas, N.A.                                         $14,500,000
Banque Francaise Du Commerce Exterieur                        $14,500,000
CoreStates Bank, N.A.                                         $14,500,000
The First National Bank of Maryland                           $14,500,000
The Fuji Bank, Limited - Houston Agency                       $14,500,000
Guaranty Federal Bank, F.S.B.                                 $14,500,000
NationsBank of Texas, N.A.                                    $14,500,000
PNC Bank, National Association                                $14,500,000
Societe Generale, Southwest Agency                            $14,500,000

                                                              ____________
Total:                                                        $200,000,000






                                                                    SCHEDULE II


                           EXISTING LETTERS OF CREDIT





                                                                    SCHEDULE III


                                  SUBSIDIARIES





                                                                     SCHEDULE IV



                             ENVIRONMENTAL MATTERS





                                                                      SCHEDULE V



                             EXISTING INDEBTEDNESS





                                                                     SCHEDULE VI



                                   INSURANCE





                                                                    SCHEDULE VII



                                EXISTING LIENS


                         SCHEDULE OF PERMITTED FILINGS


                               ORIGINAL FILE
LOCATION  SECURED PARTY/IES       DATE       NUMBER  DESCRIPTION OF COLLATERAL  PERMITTED
--------  -----------------  -------------   ------  -------------------------  ---------






                                                                   SCHEDULE VIII




                                  TAX MATTERS





